Execution Version

LEASE AGREEMENT

BETWEEN

OTR-MCC LLC

LANDLORD

AND

PDI, INC.

TENANT

DATED AS OF NOVEMBER 3, 2009

POD “A”

MORRIS CORPORATE CENTER

PARSIPPANY, NEW JERSEY

NYC/443314.6

TABLE OF CONTENTS

Page
LEASE AGREEMENT	1

PRELIMINARY STATEMENT	1

DEFINITIONS	1

TERMS AND CONDITIONS	7

1.	Premises	7

2.	Term	8

3.	Rent	8

4.	Construction	15

5.	Use of the Premises	16

6.	Alterations	17

7.	Mechanics’ Liens	19

8.	Maintenance and Repair	20

9.	Common Areas	21

10.	Building Services	22

11.	Estoppel Certificates	27

12.	Indemnification; Waiver of Claims	27

13.	Insurance	28

14.	Waiver of Subrogation	29

15.	Holding Over	29

16.	Assignment and Sublease	30

17.	Quiet Enjoyment	33

18.	Compliance with Laws and with Rules and Regulations	33

19.	Fire and Casualty	34

20.	Eminent Domain	35

21.	Default	35

22.	Waiver of Default or Remedy	38

23.	Landlord’s Lien	38

24.	Uniform Commercial Code	39

25.	Excusable Delay	39

26.	Subordination of Lease	39

27.	Notices and Consents	41

28.	Security Deposit	42

NYC/443314.6

29.	Miscellaneous Taxes	45

30.	Brokerage Commission	45

31.	Substitute Premises	45

32.	Hazardous Devices and Hazardous Materials	47

33.	Exculpation	49

34.	Signs	49

35.	Locks	49

36.	Employment	50

37.	Plumbing	50

38.	Certain Rights Reserved to Landlord	50

39.	Miscellaneous	50

40.	Relationship of Parties	52

41.	Gender and Number	52

42.	Topic Headings	52

43.	Counterparts	52

44.	Entire Agreement	52

45.	Recording	52

46.	Governing Law; Invalidity of any Provisions	53

47.	Failure to Give Possession	53

48.	Renewal Option	53

49.	Termination Option	55

50.	Conference Room	56

51.	Satellite Dish	56

NYC/443314.6

EXHIBIT A
BUILDINGS

EXHIBIT A-1
SECOND FLOOR PREMISES

EXHIBIT A-2
STORAGE SPACE

EXHIBIT B
LEGAL DESCRIPTION

EXHIBIT C
COMMENCEMENT DATE AGREEMENT

EXHIBIT D
WORK AGREEMENT BETWEEN OTR-MCC LLC AND PDI, INC.

EXHIBIT E
TENANT ESTOPPEL CERTIFICATE

EXHIBIT F
RULES AND REGULATIONS

EXHIBIT G
CLEANING SCHEDULE

EXHIBIT H
DESIGN CRITERIA

EXHIBIT I
PARKING PLAN

EXHIBIT J
FORM OF LETTER OF CREDIT

EXHIBIT K
ADDITIONAL INSUREDS

NYC/443314.6

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”), dated as of November 3, 2009 is between OTR-MCC LLC, a Delaware limited liability company (“Landlord”), having an address at c/o OTR, 275 East Broad Street, Columbus, Ohio  43215-3771 and PDI, INC., a Delaware corporation (“Tenant”), having an address at Saddle River Executive Centre, 1 Route 17 South, Saddle River, NJ 07458.
PRELIMINARY STATEMENT

Landlord is the owner in fee simple of the parcel of land known and designated as Lot 43.04 in Block 136 on the Tax Map of the Township of Parsippany-Troy Hills, County of Morris, State of New Jersey, upon which are located two (2) three (3) story office buildings and certain related improvements.  Tenant desires to lease a portion of the rentable area on the second (2nd) floor of Pod “A” and the first floor of Pod “B” of the building identified as Morris Corporate Center 1 and designated as such on Exhibit A attached hereto, in accordance with, and subject to, the provisions of this Lease.

NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated into the operative provisions of this Lease by this reference and other good and valuable consideration receipt and adequacy of which are hereby conclusively acknowledged, Landlord and Tenant agree as follows:

DEFINITIONS

For all purposes of this Lease and all agreements supplemental thereto or modifying this Lease, the following terms shall have the meanings herein specified:

“Additional Costs” shall have the meaning given such term in the Work Agreement.

“Additional Rent” shall mean all sums of money, other than Base Rent, as shall become due and payable by Tenant hereunder, including, but not limited to, Tenant Electric Charge and Supplemental Electric Charge.

“Agent” shall have the meaning given such term in Section 30.

“Alterations” shall have the meaning given such term in Section 6(a).

“Architect” shall have the meaning given such term in the Work Agreement.

“Base Rent” shall mean the fixed rent payable pursuant to Section 3(v).

“Base Rent Commencement Date” shall mean the six (6) month anniversary of the Commencement Date.

“Base Year” shall mean the calendar year ending December 31, 2010.

NYC/443314.6

“Base Year Operating Expenses” shall mean the Operating Expenses actually paid or incurred for the Office Complex during the Base Year, subject to adjustment by a Gross-Up as defined in Section 3(d).

“Base Year Taxes” shall mean the Real Estate Taxes, as defined in Section 3(b)(ii), actually paid or incurred for the Office Complex during the Base Year.

“Building” shall mean the building located on the Property known as Morris Corporate Center 1 and designated as such on Exhibit A attached hereto and by this reference made a part hereof and in which the Premises are located.

“Buildings” shall mean collectively the two (2) three (3) story office buildings located on the Property known as Morris Corporate Center 1 and 2.

“Building Holidays” shall mean Sunday, New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after, and Christmas Day, as each of such holidays are celebrated in the State of New Jersey.

“Building Systems” shall have the meaning given such term in Section 8(b).

“Bureau” shall have the meaning given such term in Section 32(b).

“Business Days” shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of New Jersey or the federal government and by the labor unions servicing the Building as legal holidays.

“Business Hours” shall mean 8:00 a.m. to 6:00 p.m. on Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, excluding Building Holidays.

“CADD” shall have the meaning given such term in the Work Agreement.

“Cash Security” shall have the meaning given such term in Section 28(g).

“Commencement Date” shall mean the date that the Tenant Improvements in the Second Floor Premises are Substantially Complete, which the parties estimate to be January 1, 2010.

“Common Area” or Common Areas” shall mean those parts of the Buildings and other improvements designated by Landlord from time to time for the common use of all tenants, including among other facilities, halls, elevator and other lobbies, delivery passages, drinking fountains, telephone closets, janitorial closets and other similar facilities, public toilets, cafeteria and the like, and all garages, loading docks, parking lots, service buildings or similar improvements operated, owned or maintained, in whole or in part, by Landlord, and all parkways, drives, green spaces, parks, fountains or other facilities owned, operated or maintained, in whole or in part, by Landlord, or otherwise made available by Landlord for use by all tenants of the Property, whether used in conjunction with the use of such space by the other occupants or used exclusively by tenants of the Property, all of which facilities shall be subject to Landlord’s reasonable management and control and shall be operated and maintained for the benefit of all tenants.

“Common Area Electric” shall mean the electrical energy charges for the Common Areas of the Office Complex.

“Conference Facility” shall have the meaning given such term in Section 50.

“Construction Plans” shall have the meaning given such term in the Work Agreement.

“Cost of Tenant Improvements” shall have the meaning given such term in the Work Agreement.

“Co-op Broker” shall have the meaning given such term in Section 30.

“Default Rate” shall have the meaning given such term in Section 3.

“Early Termination Date” shall have the meaning given such term in Section 49(a).

“Early Termination Notice” shall have the meaning given such term in Section 49(a).

“Event of Default” means a default of a party’s obligations under this Lease after (a) the giving of notice, if any is required hereunder, and (b) the expiration of applicable grace or cure periods, if any.

“Excusable Delay” shall mean a delay caused by governmental action or lack thereof, extraordinary shortages or unreasonable unavailability of materials and/or supplies, industry-wide labor disputes, strikes, slow downs, job actions, picketing, secondary boycotts, fire or other casualty, delays in transportation, acts of god, requests of any governmental agencies or authorities, court or administrative orders or regulations, adjustment of insurance, acts of declared or undeclared war, public disorder, riot or civil commotion, or when applied to an obligation of Landlord by anything else beyond the reasonable control of Landlord or when applied to an obligation of Tenant, anything else beyond the reasonable control of Tenant.

“Exercise Date” shall have the meaning given such term in Section 48(a).

“Final Plans” shall have the meaning given such term in the Work Agreement.

“Governmental Authority” shall mean any governmental instrumentality, authority or body (including, without limitation, the township, county, state or federal governments, any agency, subdivision or department of any of the foregoing or any other quasi-governmental agency, or any fire insurance rating organization) that has jurisdiction over the Office Complex or the use or operation thereof.

“Gross-Up” shall have the meaning given such term in Section 3(d).

“Hazardous Materials” shall have the meaning given such term in Section 32(d).

 “ISRA” shall have the meaning given such term in Section 32(b).

“Lease” or “this Lease” consists of this Lease Agreement and Exhibits A through K attached hereto and incorporated herein by reference.

“Lease Year” shall mean each calendar year.

“Legal Requirements” shall have the meaning given such term in Section 18(a).

“Letter of Credit” shall have the meaning given such term in Section 28(a).

“Letter of Credit Delivery Date” shall have the meaning given such term in Section 28(g).

“Liquidated Damages” shall have the meaning given such term in Section 21(b).

“Market Value Rent” shall have the meaning given such term in Section 48(d).

“MVR Notice” shall have the meaning given such term in Section 48(e).

“MVR Objection Notice” shall have the meaning given such term in Section 48(e).

“NJDEP” shall have the meaning given such term in Section 32(b).

“New Survey” shall have the meaning given such term in Section 10(a).

“Office Complex” shall mean collectively the Property, the Buildings, the Common Areas and all other improvements thereon used in connection with the operation of the Buildings.

“Operating Expense Increase” shall have the meaning given such term in Section 3(d).

“Operating Expenses” shall have the meaning given such term in Section 3(d).

“Permitted Alterations” shall have the meaning given such term in Section 6(a).

“Pod A” shall mean the area of the Building identified as Pod A on Exhibit A attached hereto and incorporated herein by reference.

“Pod B” shall mean the area of the Building identified as Pod B on Exhibit A attached hereto and incorporated herein by reference.

“Premises” shall mean collectively, the Second Floor Premises and the Storage Space.

“Property” shall mean the land commonly known as Lot 43.04 in Block 136 on the Tax Map of Parsippany-Troy Hills, New Jersey, as more particularly described on Exhibit B, attached hereto and incorporated herein by reference.

“Real Estate Taxes” shall have the meaning given such term in Section 3(c).

“Related Entity” shall have the meaning given such term in Section 16.

“Release” shall have the meaning given such term in Section 32(d).

“Renewal Notice” shall have the meaning given such term in Section 48(a).

“Renewal Option” shall have the meaning given such term in Section 48(a).

“Renewal Term” shall have the meaning given such term in Section 48(a).

“Rent” shall mean and be deemed to include Base Rent, Additional Rent and any other sums payable by Tenant hereunder.

“Rentable Area of the Office Complex” shall be deemed to mean Five Hundred Twenty-One Thousand Seven Hundred (521,700) rentable square feet for all purposes of this Lease.

“Requirements of Law” shall have the meaning given such term in Section 32(d).

“Rules and Regulations” shall mean the rules and regulations set forth on Exhibit F, attached hereto and incorporated herein by reference, as the same may be reasonably amended from time to time by Landlord pursuant to the provisions of Section 18(b).

“Satellite Dish” shall have the meaning given such term in Section 51.

“Satellite Premises” shall have the meaning given such term in Section 51.

“Second Floor Plans” shall have the meaning given such term in the Work Agreement.

“Second Floor Premises” shall mean the portion of the second (2nd) floor of Pod A depicted by cross hatch on the floor plan attached hereto as Exhibit A-1 and incorporated herein by reference, which the parties hereto agree shall be deemed to consist of Twenty-Two Thousand Nine Hundred Eighty-Seven (22,987) rentable square feet.

“Security Check” shall have the meaning given such term in Section 28(g).

“Security Deposit Amount” shall have the meaning given such term in Section 28(e).

“Special Work” shall mean those portions of the Tenant Improvements which, by their nature, require a longer period for construction and completion than do standard finishes, whether by reason of delays in Landlord’s receipt of specially-ordered or fabricated materials selected by Tenant or the intricacies and/or time-consuming nature of actually performing the work or otherwise.  Landlord agrees that it shall notify Tenant of those items, if any, it deems to be Special Work within five (5) Business Days of receipt of proposed plans (or any partial submission thereof) from Tenant specifying such Special Work and in such notice to recommend substitute materials or procedures which would not constitute Special Work.  Tenant shall have the right, within five (5) Business Days after being notified of any Special Work in accordance with the preceding sentence, to issue a change order to Landlord that provides that Tenant intends to:  (a) perform such work itself as Tenant Installations (as defined in the Work Agreement); (b) substitute other work or finishes for the Special Work; or (c) delete the Special Work from the Tenant Improvements.  If such notice is not given within such five (5) business day period, Landlord shall proceed with the performance of such Special Work.

“Structural Repairs” shall mean repairs to the structural members of the roof, foundation, floor slabs and permanent exterior walls and support columns of the Buildings.

“Storage Space” shall mean the portion of the first (1st) floor of Pod B depicted by cross hatch on the floor plan attached hereto as Exhibit A-2 and incorporated herein by reference, which the parties hereto agree shall be deemed to consist of one thousand six hundred (1,600) rentable square feet.

“Storage Space Plans” shall have the meaning given such term in the Work Agreement.

“Substantially Completed, “Substantial Completion” or words of similar import shall mean that (a) the Tenant Improvements have been substantially completed except for (i) details of construction, decoration and mechanical adjustments which are minor in character, the non-completion of which will not materially interfere with Tenant’s use and enjoyment of the Second Floor Premises and the Storage Space, and (ii) Tenant Installations and Special Work; and (b) Landlord shall have obtained and delivered to Tenant (i) a certificate of approval or temporary or permanent certificate of occupancy for the Second Floor Premises and Storage Space, or (ii) a writing executed on behalf of the applicable governmental authority having jurisdiction over the Premises indicating that all requirements to obtain a certificate of approval or temporary or permanent certificate of occupancy for the Second Floor Premises and Storage Space, other than the completion of Tenant Installations therein, shall have been satisfied.  If any Tenant Delay occurs causing a delay in Substantial Completion of the Second Floor Premises, the Commencement Date shall be accelerated by a time period equal to the number of days of Tenant Delay.

“Substitution Space” shall have the meaning given such term in Section 31.

“Supplemental Electric Charge” shall have the meaning given such term in Section 10(a).

“Survey” shall have the meaning given such term in Section 10(a).

“Surveyor” shall have the meaning given such term in Section 10(a).

“Tax Increase” shall have the meaning given such term in Section 3(c).

“Tax Year” shall mean the twelve (12) month period commencing January 1 of each year, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes in Morris County, New Jersey.

“Tenant Delay” shall mean any act or omission of any nature by Tenant or those holding by or through Tenant which is not an Excusable Delay and which actually and demonstrably delays the Substantial Completion of the Second Floor Premises or the Storage Space, including without limitation, any failure by Tenant to submit plans when due, any failure or delay by Tenant in supplying information or giving authorization or approvals, any delays resulting from changes made by Tenant to the Final Plans, from the performance of Tenant Installations or Special Work or from other non-compliance with Tenant’s obligations required by the Work Agreement.  Landlord shall notify Tenant (which notice may be given verbally) if Landlord believes a condition exists that would constitute a Tenant Delay hereunder.  If Tenant fails to correct such condition to Landlord’s reasonable satisfaction within two (2) Business Days of receipt of such notice, then a Tenant Delay shall be conclusively deemed to exist hereunder from and after the second (2nd) Business Day after Tenant’s receipt of such notice until such time as Tenant corrects such condition.

“Tenant Electric Charge” shall mean Three Dollars ($3.00) per rentable square foot of the Second Floor Premises per year, subject to adjustment in accordance with Section 10(a).

“Tenant Improvement Allowance” shall have the meaning given such term in the Work Agreement.

“Tenant Improvements” shall have the meaning given such term in the Work Agreement.

“Tenant Installations” shall have the meaning given such term in the Work Agreement.

“Tenant’s Proportionate Share” with respect to all Operating Expenses and Real Estate Taxes shall mean 4.41%, representing the ratio of the rentable area of the Second Floor Premises to the Rentable Area of the Office Complex.

“Term” shall mean the time period commencing on the Commencement Date and terminating on the Termination Date.

“Termination Damages” shall have the meaning given such term in Section 21(b).

“Termination Date” shall mean the date occurring on the day before the seven (7) year, six (6) month anniversary of the Commencement Date, which the parties estimate to be June 30, 2017, or, if the Commencement Date occurs other than on the first day of a calendar month, the last day of the calendar month in which the seven (7) year, six (6) month anniversary of the Commencement Date occurs. If the original Term is extended pursuant to the provisions of this Lease, the Termination Date shall mean the last day of any such extended term.

“Termination Option” shall have the meaning given such term in Section 49(a).

“Termination Payment” shall have the meaning given such term in Section 49(a).

“Work Agreement” shall mean the agreement attached hereto as Exhibit D and incorporated herein by reference setting forth the provisions relating to the initial construction of the Tenant Improvements.

TERMS AND CONDITIONS

1.           Premises.  In consideration of the foregoing recitals which are incorporated into the operative provisions of this Lease by this reference, the Rents, terms, provisions and covenants of this Lease, the receipt and adequacy of which are hereby conclusively acknowledged, Landlord hereby leases unto Tenant for the Term, and Tenant hereby rents and accepts from Landlord for the Term, the Premises.

2.           Term.  a) Subject to and upon the terms and conditions set forth below, the initial Term of this Lease shall commence on the Commencement Date and end on the Termination Date.  Promptly upon the determination of the Commencement Date, Landlord and Tenant shall execute an agreement setting forth the Commencement Date, the Base Rent Commencement Date and the Termination Date, in form and substance substantially similar to that attached hereto as Exhibit C and incorporated herein by reference, but the failure to so execute or deliver such agreement shall not reduce Tenant’s obligations or Landlord’s rights under this Lease.

(b)           Early Occupancy.  Tenant shall have access to the Second Floor Premises fifteen (15) days prior to the Commencement Date for the purpose of installing furniture, equipment, telephone and data systems, provided that such installation shall not materially interfere with the completion of any remaining Tenant Improvements by Landlord, and provided further that such access shall be upon all of the terms, covenants and conditions of this Lease (including Tenant’s obligation to provide insurance), except for the commencement of the Term and Tenant’s obligation to pay Rent.

3.           Rent.  Tenant hereby covenants and agrees to pay to Landlord, or to such other person as Landlord may from time to time designate, during the Term, at the address specified in or pursuant to Section 27, without offset, abatement, counterclaim, or deduction whatsoever, except as expressly provided herein, (a) the Base Rent specified in subsection (v) of this Section 3, (b) all Additional Rent as herein provided, (c) Tenant Electric Charge, and (d) Supplemental Electric Charge.  Base Rent, Additional Rent, Tenant Electric Charge and Supplemental Electric Charge shall be deemed Rent and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Base Rent.  If a monthly installment of Rent is not received on or before the tenth (10th) day of the month in which it is due, other remedies for nonpayment of Rent notwithstanding, Tenant shall pay to Landlord, a late charge of five percent (5%) of such installment as Rent for the purpose of defraying Landlord’s administrative expenses incident to the handling of such overdue payment, and such past due Rent shall bear interest at the lesser of (i) the greater of (1) a rate of interest equal to ten percent (10%) per annum; and (2) a rate of interest equal to the prime rate as announced from time to time by Bank One, Columbus, N.A., plus three percent (3%) per annum; and (ii) the maximum lawful rate (the “Default Rate”), for each day from the tenth (10th) day of the month through the date such monthly installment of Rent is received by Landlord.

(v)           Base Rent.  Commencing on the Base Rent Commencement Date, Tenant hereby covenants and agrees to pay to Landlord, as base rent (the “Base Rent”) during the Term of this Lease, as follows:

For the Second Floor Premises:

(a)           From the Base Rent Commencement Date through and including the last day of the thirtieth (30th) full calendar month of the Term, an annual sum of Twenty-Two U.S. Dollars ($22.00) per rentable square foot of the Second Floor Premises, or Five Hundred Five Thousand Seven Hundred Fourteen U.S. Dollars ($505,714.00), payable in twelve (12) equal monthly installments of Forty-Two Thousand One Hundred Forty-Two and 83/100 U.S. Dollars ($42,142.83); and

(b)           From the first day of the thirty first (31st) full calendar month of the Term through and including the last day of the sixtieth (60th) full calendar month of the Term, an annual sum of Twenty-Three U.S. Dollars ($23.00) per rentable square foot of the Second Floor Premises or Five Hundred Twenty-Eight Thousand Seven Hundred One U.S. Dollars ($528,701.00), payable in twelve (12) equal monthly installments of Forty-Four Thousand Fifty-Eight and 42/100 U.S. Dollars ($44,058.42); and

(c)           From the first day of the sixty first (61st) full calendar month of the Term through and including the Termination Date, an annual sum of Twenty-Four U.S. Dollar ($24.00) per rentable square foot of the Second Floor Premises or Five Hundred Fifty One Thousand Six Hundred Eighty Eight U.S. Dollars ($551,688.00), payable in twelve (12) equal monthly installments of Forty Five Thousand Nine Hundred Seventy Four U.S. Dollars ($45,974.00).

For the Storage Space:

From the Base Rent Commencement Date through and including the Termination Date, an annual sum of Twelve U.S. Dollars ($12.00) per rentable square foot of the Storage Space, or Nineteen Thousand Two Hundred U.S. Dollars ($19,200.00) , payable in twelve (12) equal monthly installments of One Thousand Six Hundred U.S. Dollars ($1,600.00).

Each such monthly installment shall be due and payable in advance, on or before the first day of each and every month during the Term, without notice, demand or set-off; provided, however, that the first month’s Base Rent for the Second Floor Premises and the Storage Space shall be due and payable upon execution of this Lease.  If the Base Rent Commencement Date shall fall on a day other than the first day of a month, the Base Rent payable hereunder shall be apportioned for the number of days remaining in that month.  If the Commencement Date shall fall on a day other than the first day of a month, the Additional Rent, Tenant Electric Charge and Supplemental Electric Charge payable hereunder shall be apportioned for the number of days remaining in that month.

(d)           Additional Rent.

(A)           Operating Expenses.  If Operating Expenses in any calendar year exceed the Base Year Operating Expenses (such excess amount being hereinafter referred to as the “Operating Expense Increase”), Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of the Operating Expense Increase as set forth below.  In determining Operating Expenses for any calendar year (including the Base Year Operating Expenses), if during any calendar year (1) the Office Complex is less than ninety-five percent (95%) occupied, and/or (2) the tenant or occupant of any space in the Office Complex does not require or desire Landlord to perform any item of work or services and the cost thereof would otherwise have been included in Operating Expenses at the rate such services are provided to the balance of the Office Complex, then provided such expenses vary with the occupancy level of the Office Complex, the Operating Expenses for such calendar year shall be adjusted to reflect the Operating Expenses that would have been incurred had the occupancy level of the Office Complex been ninety-five (95%) throughout such period or had such tenant required such work or services (such procedure is referred to herein as a “Gross-Up”).

“Operating Expenses” are defined to include all direct and indirect costs and expenses of Landlord to manage, operate, service and maintain the Property, including the Premises, in a manner consistent with other Class “A” office buildings in the Morris County Area.  Operating Expenses shall include, but not be limited to, (a) costs and expenses of performing repairs or partial resurfacing of the parking lots; (b) premium costs for liability, boiler, extended coverage, casualty and other insurance covering the Property to be maintained by Landlord and required by the terms of this Lease; (c) Common Area Electric, gas, water and other utility charges for the Property, other than Landlord’s costs of any such utilities for which Tenant or any other tenant of the Property is obligated to pay to Landlord as an additional direct charge; (d) repair and maintenance of HVAC systems, elevators, irrigation systems and other mechanical systems; (e) repair and maintenance of the Common Areas and the Buildings’ structure and roof; (f) trash removal, snow and ice removal, landscaping and maintenance of the Property; (g) janitorial service; (h) wages, salaries and fees of operating, auditing, accounting, maintenance and management personnel to the extent incurred in connection with the Property; (i) all payroll charges for such personnel, such as unemployment and social security taxes, workers’ compensation, health, accident and group insurance, and other so-called fringe benefits; (j) rent charges for office space chargeable to the operation and management of the Property; (k) license permits and inspection fees; (l) supplies and materials used in the operation and management of the Property; (m) furnishings and equipment not treated by Landlord utilizing commercially acceptable accounting principles as capital expenditures of the Property; (n) depreciation, allowable under commercially acceptable accounting principles, of the cost of any labor or cost saving devices that may, from time to time, be placed in operation as a part of Landlord’s maintenance program; (o) personal property taxes on property used in the operation, maintenance, service and management of the Property; (p) the cost, as reasonably amortized by Landlord, with interest at the rate of ten percent (10%) per annum on the unamortized amount, of any capital improvement that reduces Operating Expenses, but in an amount not to exceed such reduction for the relevant year; (q) management fees relating to the Property (which management fees are calculated as a percentage of the aggregate of all gross rent from the Office Complex, and which percentage shall not (i) increase, over the Term of this Lease, by more than one half of one percent (.05%) in total from the percentage rate in effect during the Base Year, and (ii) exceed, in any event, three percent (3%) per annum during the Term of this Lease); (r) the cost of any installation or improvement required by reason of any law, ordinance or regulation enacted after the date hereof or which becomes effective after the date hereof; and (s) all other expenses reasonably necessary for the operation and management of the Property and consistent with other “Class A” office buildings in Parsippany, New Jersey.

It is agreed, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

(i)           leasing commissions;

(ii)           salaries or benefits for any employee above the grade of Property manager;

(iii)           start-up or opening expenses;

(iv)           amounts received by Landlord through proceeds of insurance or condemnation awards to the extent the proceeds or awards are compensation for, or reimbursement of, expenses which were previously included in expenses hereunder;

(v)           cost of repairs or replacements incurred by reason of fire or other casualty except for commercially reasonable insurance deductibles, or caused by the exercise of the right of eminent domain;

(vi)           advertising, and promotional expenditures;

(vii)           the costs of any alterations, additions, equipment, replacements and other items which, under generally accepted accounting principles consistently applied, would be properly classified as capital expenditures, except to the extent that any such alteration, addition, equipment, replacement or improvement is required by a law, or any order or regulation of governmental agencies, which law, order or regulation went into effect after the Commencement Date;

(viii)           gross receipts, unincorporated business and corporate taxes imposed or measured by the net income of Landlord from the operation of the Office Complex;

(ix)           costs of preparing, improving or altering space or performing other work or other tenant concessions for any existing, new or renewal tenant including but not limited to architectural fees;

(x)           brokerage commissions and other leasing expenses;

(xi)           any management fee paid to any affiliate of Landlord to the extent such management fee exceeds the management fees then prevailing for comparable services furnished to comparable buildings in the area or to the extent such fee compensates Landlord or its affiliate (in its role as management agent) for costs customarily incurred by third party management agents without compensation;

(xii)           legal fees and costs arising from (a) tenant disputes, (b) leasing of space in the Office Complex, (c) wrongful acts or negligence of Landlord or its agents; or (d) costs incurred in applying for any abatement of taxes;

(xiii)           amounts payable to any affiliate of Landlord for the provision of goods or services to the extent that such amounts exceed amounts that would be payable to a third party for the provision of such goods or services;

(xiv)           accounting, architectural and other professional fees and expenses incurred in connection with disputes with other tenants;

(xv)           electric energy costs required to be paid by tenants of the Office Complex under their respective leases;

(xvi)           costs incurred due to the violation by Landlord or any tenant of the terms and conditions of any lease pertaining to the Building;

(xvii)           advertising and promotional expenses:

(xviii)           space planning costs;

(xix)           costs that are not directly attributable to the operation and maintenance of the Office Complex;

(xx)           costs of repairing or replacements incurred by reason of casualty or condemnation for which Landlord is reimbursed by insurance;

(xxi)           costs incurred in performing work or furnishing services for any tenant whether or not at such tenant’s expense, and costs of performing work or furnishing services for tenants other than Tenant, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord’s expense;

(xxii)           amortization;

(xxiii)           debt service, financing, or principal and interest payouts on any mortgage;

(xxiv)           costs with respect to a sale, financing or refinancing;

(xxv)           bad debts loss, rent loss or reserves for bad debt or rent loss;

(xxvi)           costs associated with the operation of the business entity of Landlord including partnership audit, business entity accounting and business entity legal matters;

(xxvii)                      costs arising from the presence or removal of Hazardous Materials or substances from the Premises or the Property, including without limitation, any retrofitting costs incurred with respect to systems containing Freon or halon gas;

(xxviii)                      costs of any repair or other work or materials for which Landlord is entitled to reimbursement by insurance, condemnation or otherwise or required to be insured against under the Lease, or which are covered by guaranties, warranties or service contracts;

(xxix)           rentals or other charges under any ground or underlying lease;

(xxx)           share of wages for an employee in proportion to the amount of time such employee devotes to matters other than the Property;

(xxxi)           fines, penalties and interest thereof;

(xxxii)                      costs of works of art to the Property;

(xxxiii)                      depreciation of the Property;

(xxxiv)                      dues to professional lobbying organizations;

(xxxv)           costs of defending any lawsuits with any mortgagee (except to the extent that actions of a tenant may be an issue); and

(xxxvi)                      costs of purchasing any new air or development rights for expansion of the Office Complex.

(B)           Real Estate Taxes.  If Real Estate Taxes in any Tax Year exceed the Base Year Taxes (such excess amount being hereinafter referred to as the “Tax Increase”), Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of the Tax Increase as set forth below.

“Real Estate Taxes” shall include all taxes, including state equalization factor, if any, and assessments, special or otherwise, exclusive of penalties or discounts levied upon or with respect to the Property, including the Premises, imposed by any federal, state or local governmental agency, and including any special improvement district, use, occupancy, excise, sales or other like taxes (other than general income taxes on rent or other income from the Building computed in the case of a graduated tax, as if Landlord’s rent and other income from the Building was Landlord’s sole taxable income).  If due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or other tax or governmental imposition, however designated, shall be levied against Landlord, the Buildings and/or the Property, in addition to, or in substitution in whole or in part for any tax which would constitute “Real Estate Taxes”, or in lieu of additional Real Estate Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term “Real Estate Taxes” computed as if Landlord’s sole asset was the Property, provided the same is a tax of general application paid or payable by owners of commercial property generally.

(1)           Real Estate Taxes also shall include the expense of contesting, in good faith, the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested.  Real Estate Taxes shall not, however, include income, franchise, capital stock, estate or inheritance taxes unless Landlord reasonably determines that such taxes are in lieu of real estate taxes, assessments, rent, occupancy and other like excise taxes.  For purposes of this Lease, Real Estate Taxes for any calendar year shall be those taxes the last timely payment date for which occurs within such calendar year.  In case of special taxes or assessments payable in installments, only the amount of the installment(s) the last timely payment date for which occurs on or after the first day and on or before the last day of such year shall be included in Real Estate Taxes for that year.

(2)           Landlord shall retain the sole right to participate in any proceedings to establish or contest the amount of Real Estate Taxes.  If a complaint against valuation, protest of tax rates or other action increases or decreases the Real Estate Taxes for any calendar year, resulting in an increase or decrease in Additional Rent hereunder, the Real Estate Taxes for the affected calendar year shall be recalculated accordingly and the resulting increased Rent plus the expenses incurred in connection with such contest, or decreased Additional Rent, less the expenses incurred in connection with such contest, shall be paid simultaneously with or applied as a credit against, as the case may be, the Additional Rent next becoming due.

(3)           If Landlord obtains a reduction of the Real Estate Taxes, (including the Base Year Taxes) by final determination of legal proceedings or otherwise, then: (a) the Base Year Taxes shall be reduced accordingly and all future taxes payments shall be computed using the revised Base Year Taxes; and (b) all Real Estate Tax payments theretofore paid or payable hereunder shall be re-computed on the basis of such reduction and Tenant shall pay to Landlord as Additional Rent, within thirty (30) days after receipt of a bill therefor, any deficiency between the amount of such Real Estate Tax payments theretofore computed and the amount thereof due as a result of such re-computations.  The provisions of this subsection shall survive the expiration or earlier termination of this Lease for a period of two (2) years.

(x)           Payment of Proportionate Share.  To provide for current payments of Operating Expenses and Real Estate Taxes, Tenant shall pay Tenant’s Proportionate Share of the Operating Expense Increase and Tax Increase, as reasonably estimated by Landlord from time to time, in twelve (12) monthly installments, commencing on January 1 of the applicable Lease Year.  Landlord and Tenant intend to estimate the amount of Operating Expenses and Real Estate Taxes for each year and then to reconcile such estimated expenses in the following year based on actual Operating Expenses and Real Estate Taxes for such year paid by Landlord.  If Tenant’s Proportionate Share of the actual Operating Expense Increase and Tax Increase shall be greater than or less than the aggregate of all installments so paid on account to Landlord for such twelve (12) month period, then within ten (10) days of Tenant’s receipt of Landlord’s statement of reconciled Operating Expenses and Real Estate Taxes, Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall credit Tenant for the amount of such overpayment against the next maturing installment(s) of Rent, as the case may be.  The obligation of Tenant with respect to the payment of Tenant’s Proportionate Share of the Operating Expense Increase and Tax Increase shall survive the termination of this Lease for a period of two (2) years.  Any payment, refund, or credit made pursuant to this subsection 3(x) shall be made without prejudice to any right of Tenant to dispute the statement as hereinafter provided, or of Landlord to correct any item(s) as billed pursuant to the provisions hereof provided that any such corrections must be made within a period of two (2) years of the date the statement was issued.  Landlord’s failure to give such statement shall not constitute a waiver by Landlord of its right to recover Rent that is due and payable pursuant to this subsection 3(x).

(y)           Dispute of Operating Expenses and Real Estate Taxes.  If Tenant questions in writing any such notice of reconciled Operating Expenses or Real Estate Taxes (or revised notice thereof), and if the question is not amicably settled between Landlord and Tenant within thirty (30) days after such notice of reconciled Operating Expenses or Real Estate Taxes (or revised notice thereof) has been given, Landlord shall, during the sixty (60) days next following the expiration of such thirty (30) day period, employ an independent certified public accountant with ten (10) or more years experience in reviewing operating expenses and taxes on a non-contingency fee basis, which accountant shall be reasonably satisfactory to Tenant, to audit Operating Expenses and/or Real Estate Taxes.  Such independent certified public accountant shall certify to Landlord and Tenant that it has employed commercially acceptable accounting principles in reaching its determination, and agree to provide Landlord and Tenant with an explanation for its determination. The determination of such accountant shall be final, conclusive and binding upon Landlord and Tenant.  Tenant understands that the actual itemization of, and the amount of individual items constituting, Operating Expenses is confidential; and while Landlord shall keep and make available to such accountant all records in reasonable detail, and shall permit such accountant to examine and audit such of Landlord’s records as may reasonably be required to verify such reconciled Operating Expenses, at reasonable times during business hours, Landlord shall not be required to (and the accountant shall not be permitted to) disclose to any person, firm or corporation, including to Tenant, any such details (it being the intent of the parties that such accountant shall merely certify to Landlord and to Tenant the correct amount of adjusted additional Operating Expenses and/or Real Estate Taxes for the calendar year).  Any change in the reconciled Operating Expenses and/or Real Estate Taxes required by such accountant’s determination shall be made within thirty (30) days after such determination has been rendered.  The expenses involved in such determination shall be borne by Tenant and deemed to be Additional Rent under this Lease, unless the results of such audit determine that the difference between the Operating Expenses and/or Real Estate Taxes as determined by the audit and the Operating Expenses and/or Real Estate Taxes as determined by Landlord is greater than five percent (5%) of the Operating Expenses and/or Real Estate Taxes as determined by Landlord, in which case such expenses shall be borne by Landlord.  If Tenant does not, in writing, question the reconciled Operating Expenses and/or Real Estate Taxes within thirty (30) days after such notice has been given, Tenant shall be deemed to have approved and accepted such reconciled Operating Expenses and/or Real Estate Taxes.

(z)           Adjustments to Operating Expenses and Real Estate Taxes.  No later than one (1) year after receipt by Tenant of the final Operating Expense and/or Real Estate Tax reconciliation, if a clerical error occurs or Landlord or Landlord’s accountants discover new facts, which error or discovery causes Operating Expenses and/or Real Estate Taxes for any period to increase or decrease, upon notice by Landlord to Tenant of the adjusted additional Operating Expenses and/or Real Estate Taxes for such calendar year, the adjusted additional Operating Expenses and/or Real Estate Taxes shall apply and any deficiency or overpayment of Tenant’s Proportionate Share of the Operating Expense Increase and/or Tax Increase, as the case may be, shall be paid by Tenant or taken as a credit by Tenant according to the provisions set forth above.  This provision shall survive the termination of the Lease for a period of two (2) years.  If the actual Operating Expenses are less than the Base Year Operating Expenses, the Base Rent and Base Year Operating Expenses as set forth in subsection 3(v) and 3(x) hereof shall not be reduced.

4.           Construction.

(a)           Tenant Improvements.  Landlord, at its sole cost and expense, subject to the Tenant Improvement Allowance, shall perform the work and make the installations in the Second Floor Premises and Storage Space that are designated as Tenant Improvements in Exhibit D, attached hereto and incorporated herein by reference.  Tenant shall occupy the Second Floor Premises as soon as reasonably practicable after the same are Substantially Completed.

(b)           Condition of Premises.  Except as otherwise agreed to in writing, Tenant’s taking possession of the Premises shall be presumptive evidence against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession.  Landlord shall notify Tenant at least five (5) Business Days prior to the anticipated date of final inspections from the applicable governmental authority having jurisdiction and within the next five (5) Business Days, Landlord and Tenant shall, collectively, conduct a “walk-through” of the Premises and shall simultaneously prepare a “punch-list” of items to be completed or corrected in the Premises.  Landlord shall complete or correct any such punch-list items within thirty (30) days of the Commencement Date.  Landlord and Landlord’s agents and representatives have made no representations or promises with respect to the Premises, the Building or the Property and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein.  At the termination of this Lease, by lapse of time or otherwise, Tenant shall remove all Tenant’s property, including but not limited to, trade fixtures, all of Tenant’s improvements in the Storage Space that are not consistent with a standard office build-out, such as shelving and racks, and all wiring and cabling, from the Premises, and shall return the Premises broom-clean and in as good a condition as when Tenant took possession or as the same may thereafter have been put by Landlord, except for ordinary wear, loss by fire or other casualty, and repairs that Landlord is required to make under this Lease.  If Tenant fails to remove any or all of its property upon termination of this Lease, Landlord may remove the same at Tenant’s sole cost, and Tenant shall pay Landlord on demand all reasonable costs incurred in connection therewith.

(c)           Overload.  To coordinate orderly move-ins and move-outs, no furniture, freight or equipment of any kind exceeding three hundred (300) pounds shall be brought into the Building without prior notice to Landlord and Landlord shall reasonably designate the time and manner of moving of the same.  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at Tenant’s expense.

5.           Use of the Premises.

(a)           Use.  Tenant shall use the Second Floor Premises for executive, general and administrative office use and uses ancillary and incidental thereto and for no other purpose whatsoever.  Tenant shall use the Storage Space for storage purposes and/or a mailroom only and for no other purpose whatsoever.  Tenant shall not, without the prior written consent of Landlord, exhibit, sell or offer for sale on the Premises or in the Building any article or thing, except those articles and things essentially connected with Tenant’s stated use of the Premises.

(b)           Advertisement.  Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner that violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord’s prior written consent.

(c)           Solicitation.  Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord to prevent the same.

(d)           Care.  Tenant shall use and occupy the Premises so that no other occupant of any adjoining premises will be unreasonably disturbed and shall create no nuisance in, upon or about the Premises.  Subject to the provisions of Section 8(b), Tenant shall take good care of the Premises, the fixtures and appurtenances thereto, and all alterations, additions and improvements thereto.  Tenant will not make or permit to be made any use of the Premises or any part thereof, and will not bring into or keep anything in the Premises or any part thereof, that (i) violates any of the covenants, agreements, terms, provisions and conditions of this Lease; (ii) directly or indirectly is forbidden by public law, ordinance or regulation of any governmental or public authority (including zoning ordinances); (iii) is dangerous to life, limb or property; (iv) increases the risk to Landlord or any other tenant or invalidates or increases the premium cost of any policy of insurance carried on the Building or covering its operation; or (v) in the reasonable judgment of Landlord, in any way impairs the character, reputation or appearance of the Property as a first-class office building, or impairs or interferes with any of the services performed by Landlord for the Property.

(e)           Noise; Odors.  Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises; permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations; materially interfere in any way with other tenants or those having business therein; or bring in or keep any animals or birds in the Premises.  Tenant shall not use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein (except, however, for microwave use and other incidental uses associated with a typical office kitchenette), or use any illumination other than electric light.  Landlord and Tenant acknowledge that the Second Floor Premises is adjacent to the cafeteria for the Office Complex.  Landlord represents that there is currently an exhaust system in the cafeteria that vents cooking odors originating from the cafeteria to outside the Building and Landlord shall cause the cafeteria operator to utilize and maintain such exhaust system for the entire duration of the Lease Term.

6.           Alterations.

(a)           Prohibition.  Tenant shall not make or allow to be made any alterations, additions, improvements or physical changes in or to the Second Floor Premises, the Storage Space or in or to the Building (collectively, the “Alterations”) without the express prior written consent of Landlord in each instance, which consent may be withheld by Landlord in its sole discretion if the proposed Alterations (i) adversely affect the structural components of the Building, (ii) are not designed in conformance with the Building design criteria, (iii) adversely affect the Building systems or services provided to other tenants of Landlord in the Office Complex, (iv) are visible from the exterior of the Second Floor Premises, or (v) reduce the value or utility of the Building; provided, however, that Landlord shall not be unreasonable in withholding consent to nonstructural Alterations which are not described in clauses (i) through (v) above.  Notwithstanding the foregoing, Landlord’s consent shall not be required for any nonstructural alteration to the Second Floor Premises (“Permitted Alteration”) which in each instance, (x) is not within the Alterations described in clauses (i) through (v) of the preceding sentence, (y) costs less than One Hundred Thousand U.S. Dollars ($100,000.00) and (z) does not require a building permit.  Additionally, no consent shall be required for any purely cosmetic or decorative alterations such as carpeting, painting, decorative millwork and signage installation, which work does not require a building permit.  All terms and provisions of this Lease applicable to the performance of Alterations shall apply to such work other than the requirement to provide plans and specifications and the requirement for Landlord’s consent.  Before commencing any work in connection with the Alterations, Tenant shall furnish to Landlord for its approval the following:  (A) detailed plans and specifications therefor, (B) names and addresses of each of the contractors and subcontractors, (C) copies of all contracts, subcontracts and necessary permits, (D) such documentation as is necessary to comply fully with the mechanics’ lien law of the state in which the Premises is located, and (F) certificates of insurance, in form and amount satisfactory to

Landlord, from all contractors and subcontractors who will perform labor or furnish materials, insuring Landlord against any and all liability for personal injury, including workers’ compensation claims and for property damage that may arise out of or be in any manner connected with the Alterations.  Any and all contractors to be involved in performing work shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld.  In the event Landlord’s consent is requested as may be required by this Section 6(a) and Landlord fails to respond within ten (10) business days after receipt thereof, Landlord shall be deemed to have consented to such request.  Upon the Substantial Completion of any Alteration, Tenant shall deliver to Landlord as-built plans and specifications for the Second Floor Premises reflecting the Alterations that are suitable for computer scanning by Landlord (and, if prepared on a CADD system, a CADD file of such plans and specifications).

(b)           Indemnification.  In addition to the indemnity set forth in Section 12 of this Lease, Tenant hereby specifically agrees to indemnify, defend and hold harmless Landlord from and against any and all liabilities, costs and expenses of every kind and description, including reasonable attorneys’ fees, that may arise out of or in any manner be connected with any Alterations made by Tenant including the Tenant Improvements made by or on behalf of Tenant, regardless of the contractor or other person or entity performing the work.  Tenant shall pay the cost of all such Alterations and all costs associated with decorating the Premises that may be occasioned thereby.  Upon completion of any such Alterations, Tenant shall furnish Landlord with (i) such documentation as is necessary to comply fully with the mechanic’s lien law of the state in which the Premises are located; (ii) a certificate in form and substance reasonably satisfactory to Landlord of Tenant, executed by an authorized officer of Tenant, certifying that the Alterations (including and Tenant Improvements) have been completed (A) in accordance with all legal requirements, and (B) substantially in accordance with the final plans to the extent applicable, and that all applicable governmental authorities have issued final approval of the work as built and occupancy of the Second Floor Premises; (iii) a certificate from Tenant, executed by Tenant by its authorized officer, in form and substance reasonably satisfactory to Landlord, certifying that all contractors, subcontractors and materialmen involved in the performance of the Alterations and the furnishings of materials therefor have been paid for all work performed and materials furnished; (iv) general releases and waivers of lien from all consultants, contractors, subcontractors and materialmen involved in the performance of the Alterations and who shall have performed work and/or furnished materials; and (v) a permanent or temporary certificate of occupancy for the Second Floor Premises issued by the governmental authority having jurisdiction.  Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for such labor or material shall attach to or affect the reversion or other estate or interest of Landlord in and to the Second Floor Premises.  Nothing herein contained shall be deemed an authorization of the Tenant’s contracts for improvements of the Second Floor Premises pursuant to N.J.S.A. § 44A-3.

(c)           Compliance and Supervision of Alterations.  All Alterations shall be done at Tenant’s sole expense under the guidelines established by Landlord from time to time and the making thereof shall not interfere with the use of the Building by other tenants other than to a de minimis extent or disturb harmonious labor relations with Landlord’s employees, agents, contractors or subcontractors.  All Alterations shall be installed in a good and worker-like manner, using only materials of the same or higher quality as those installed in the Building.  All

Alterations shall comply with all requirements of Landlord’s insurance carriers and with all laws, rules, ordinances and regulations of any lawful authority.  Tenant shall permit Landlord to supervise construction operations in connection with any such Alterations, if Landlord requests the right to do so (but Landlord shall have no obligation to make such requests, or having done so, to supervise construction).  Landlord’s supervision of construction shall be done solely for the benefit of Landlord and shall not alter Tenant’s liability and responsibility under this Section 6.  Tenant shall pay to Landlord all actual, reasonable, third party costs of Landlord associated with Landlord’s review of Tenant’s plans and specifications.

(d)           Landlord’s Property.  All Alterations, whether temporary or permanent, including hardware, non-trade fixtures and wall and floor coverings, whether placed in or upon the Premises by Landlord or Tenant, shall become Landlord’s property and shall remain with the Premises at the termination of this Lease, whether by lapse of time or otherwise, without compensation, allowance or credit to Tenant; provided, however, that notwithstanding the foregoing, Landlord may request that any or all of such Alterations in or upon the Premises made by Tenant be removed by Tenant at the termination of this Lease.  If Tenant sends Landlord a written notice at the time an Alteration is made making reference to this Section 6(d) and requesting that Landlord notify Tenant if Landlord will require Tenant to remove such Alteration at the end of the Lease term, Landlord shall respond to such notice within ten (10) business days of receipt thereof, and if Landlord fails to respond, it shall be deemed that Tenant need not remove such Alteration at the expiration or sooner termination of the Lease.  If Landlord requests such removal, or upon Tenant’s removal of its trade fixtures, wiring or cabling, Tenant shall remove the same within three (3) Business Days after the expiration of the Term and shall repair all damage to the Premises, the Building or the Property caused by such removal.  Tenant shall not, however, be required to remove pipes concealed in floors, walls or ceilings, provided that Tenant properly cuts and caps the same, and seals them off in a safe, lawful and worker-like manner, in accordance with Landlord’s reasonable requirements and all applicable building codes.  If Tenant does not remove any Alterations when requested by Landlord to do so, Landlord may remove the same and repair all damage caused thereby, and Tenant shall pay to Landlord the cost of such removal and repair immediately upon demand therefor by Landlord, plus fifteen percent (15%) of the cost of such removal to reimburse Landlord for its administrative expense.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

(e)           Wiring.  Landlord will direct electricians as to where and how telephone and computer wires are to be introduced.  No boring or cutting for wires will be allowed without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.  The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to Landlord’s approval, not to be unreasonably withheld or delayed.  Notwithstanding the foregoing, Landlord shall not be liable for any damages, costs, or expenses, resulting (whether directly or indirectly), from the installation, location or other placement of such wires.

7.           Mechanics’ Liens.

(a)           If, because of any act or omission of Tenant, any mechanic’s lien or other lien, charge or order for the payment of money shall be filed against any portion of the Premises,

Tenant, at its own cost and expense, shall cause the same to be canceled or discharged of record or bonded against within thirty (30) days of the filing thereof unless Tenant shall contest the validity of such lien by appropriate legal proceedings diligently conducted in good faith and without expense to Landlord and commenced within thirty (30) days of the filing of the lien; and Tenant shall indemnify, defend and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including attorneys’ fees, on account thereof.

(b)           If Tenant shall fail to cause such liens to be canceled or discharged of record or bonded against within the aforesaid ten (10) day period or shall fail to satisfy such liens within ten (10) days after any judgment in favor of such lien-holders from which no further appeal might be taken, then Landlord shall have the right to cause the same to be discharged.  All amounts paid by Landlord to cause such liens to be discharged, plus interest on such amounts at the Default Rate shall constitute Additional Rent payable by Tenant to Landlord.

8.           Maintenance and Repair.

(a)           Tenant’s Maintenance.  Tenant, at its sole cost and expense, shall maintain and repair during the Term of this Lease in good order and condition the Premises and every part thereof and any and all appurtenances thereto, including but not limited to, the doors and interior walls of the Premises; special light fixtures; kitchen fixtures; auxiliary heating, ventilation, or air-conditioning equipment; private bathroom fixtures and any other type of special equipment, together with related plumbing or electrical services; and rugs, carpeting, wall coverings, and blinds within the Premises, whether installed by Tenant or by Landlord on behalf of Tenant, and whether or not such items will become Landlord’s property upon expiration or termination of this Lease.  Tenant shall not injure, deface or commit waste of the Premises.  Notwithstanding the provisions hereof, in the event that repairs required to be made by Tenant become immediately necessary to avoid possible injury or damage to persons or property, Landlord may after attempting to make such notice as may be practicable under the circumstances, but shall not be obligated to, make repairs to such items at Tenant’s expense, which shall constitute Additional Rent payable by Tenant to Landlord.  Within ten (10) days after Landlord renders a bill for the cost of such repairs, Tenant shall reimburse Landlord.

(b)           Landlord’s Maintenance.  Landlord shall maintain the Building in a first class manner consistent with other Class A office buildings in Parsippany, New Jersey.  Except as expressly set forth herein, however, Landlord shall not be required to make any repairs or improvements of any kind upon the Premises except for necessary structural repairs to the Building or for damage caused by a casualty or Landlord’s wrongful or negligent acts, excluding Tenant’s property.  Landlord shall repair and maintain all plumbing, heating, air conditioning, electrical and mechanical fixtures and systems (“Building Systems”) (exclusive of electrical and mechanical fixtures and any supplemental HVAC units installed by Tenant serving the Premises exclusively, which shall be Tenant’s responsibility) when required, and maintain and make repairs to the Common Areas, the roofs of the Buildings and the exterior of the Buildings, the cost of all of which, unless prohibited by the exclusions to Operating Expenses listed in Section 3, shall be included in Operating Expenses.  Landlord shall, in addition, supply reasonable snow removal for the walkways and parking areas of the Property during Business Hours.  Tenant shall notify Landlord immediately when any repair to be made by Landlord is necessary.  If any portion of the Building or the Premises is damaged through the wrongful or intentional acts of Tenant, its agents, employees, invitees or customers, then Tenant shall promptly and properly repair the same at no cost to Landlord; provided, however, that Landlord may, at its option, make such repairs and Tenant shall, on demand, pay the cost thereof, together with interest at the Default Rate to Landlord as Additional Rent.  Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which notice Landlord shall have reasonable opportunity to repair the same or cure such defect.  For the purposes of making any repairs or performing any maintenance, Landlord may temporarily block, close or change any entrances, doors, corridors, elevators, or other facilities in the Building or in the Premises, in each case, to the extent required for the performance of such repairs, and may temporarily close, block or change sidewalks, driveways or parking areas of the Property without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor.  Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience and Tenant shall not be entitled to any abatement of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease.  Landlord shall use its reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises in making any repairs, alterations, additions or improvements except in the event of an emergency; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever.

(c)           Inspection.  Tenant shall permit Landlord, its agents, employees and contractors, at any time in the event of an emergency, and otherwise at reasonable times upon reasonable notice to Tenant (which may be given verbally), to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable to safeguard, protect or preserve the Premises, the Building or Landlord’s interests; to operate or improve the Building; to comply on behalf of Tenant with all laws, orders and requirements of governmental or other authority (if Tenant fails to do so); to examine the Premises to verify Tenant’s compliance with all of the terms, covenants, obligations and conditions of this Lease; or to exercise any rights with respect to the Premises that Landlord may exercise in the event of default by Tenant.

9.           Common Areas.

(a)           Grant.  During the Term of this Lease, Landlord grants to Tenant, its employees and invitees, a nonexclusive right to use, in common with all others to whom Landlord has granted or may hereafter grant such a right to use, the “Common Areas”, as defined herein, subject to reasonable rules and regulations respecting the Common Areas as Landlord may from time to time promulgate.  The Common Areas shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises.  The Common Areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities.  Neither Tenant nor its employees, customers or invitees shall go upon the roof or mechanical floors or into mechanical areas of the Building.

(b)           Parking.  Parking will be provided in the surface parking area of the Property, and subject to the limitations below, in the underground parking area of the Building, if any.  Tenant shall be allotted three and one half (3.5) non-reserved parking spaces for each one thousand (1,000) square feet of rentable space in the Second Floor Premises for use in common with other tenants of the Office Complex, of which eight (8) parking spaces shall be reserved parking spaces in the areas designated by Landlord and shown on the Parking Plan attached hereto as Exhibit I.  Landlord shall have the right to designate parking areas for the use of the Building, and Tenant and its employees shall not park in parking areas not so designated, specifically including entrances.  Upon written notice from Landlord, Tenant shall furnish to Landlord, within five (5) days after receipt of such notice, the state automobile license numbers assigned to the automobiles of Tenant and its employees.  Landlord shall not be liable for any vehicle of Tenant or its employees that the Landlord shall have towed from the Property when illegally parked.  Landlord shall have no liability to Tenant for any damages or claims arising from the use of the parking area or roadways by Tenant, other tenants, or their customers, invitees or employees.  Landlord is not responsible for the policing or enforcement of the exclusivity of any parking spaces.  Tenant, at its sole cost and expense, shall be issued key cards, not in excess of the number of spaces allotted to Tenant, which cards will allow Tenant entry into the underground parking area and the Building.  If any of the key cards issued to Tenant are lost, Landlord shall charge Tenant the sum of Fifty Dollars ($50.00) for each replacement card issued.

(c)           Right to Change Common Areas.  Landlord may do and perform such acts in and to the Common Areas as, Landlord, in its good business judgment, shall determine to be advisable without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor.  Landlord hereby reserves the right to make alterations, additions, deletions or changes to the Common Areas, including, but not limited to, changes in its size and configuration.  In performing any changes to the Common Areas, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises.

10.           Building Services.  Landlord agrees to provide during the Term all of the services listed in this Section 10 to the Second Floor Premises.  Services to the Storage Space are limited to those expressly set forth in this Section 10.  Services provided during Business Hours are included in Operating Expenses pursuant to Section 3 except as otherwise expressly provided in this Section 10.  Services utilized by Tenant during other than Business Hours shall not be part of Operating Expenses, but shall be billed to Tenant by Landlord on the basis of Tenant’s usage of such services, as services is reasonably determined by Landlord from time to time.  Landlord shall make all of the services available to Tenant during other than Business Hours provided that Tenant gives Landlord sufficient notice of Tenant’s requirement for the additional service (in the case of heating and air-conditioning, the notice required by Section 10(c)).

(a)           Electric.

(i)           Landlord shall provide electric power to the Second Floor Premises and in consideration thereof, Tenant hereby covenants and agrees to pay to Landlord in equal monthly installments, the Tenant Electric Charge commencing on the Commencement Date.  Electric power furnished by Landlord is intended to be that consumed in normal office use during Business Hours for lighting, heating, ventilating, air conditioning and operating all office equipment.  Tenant shall use strict care and caution to ensure that all electricity is carefully shut off to prevent waste or damage.  Notwithstanding any provision of this Lease to the contrary, in the event that Tenant’s initial plans or future alterations call for any supplemental HVAC units, the same shall be separately metered and Tenant shall be responsible for paying one hundred percent (100%) of the electrical energy charges imposed on Landlord for such uses in addition to the Tenant Electric Charge.

(ii)           If, in Landlord’s opinion, Tenant’s consumption of electricity exceeds that required for normal office use during Business Hours, Landlord, at Tenant’s expense, shall have the right at any time to cause a survey (the “Survey”) to be made by a professional electrical consultant selected by Landlord (“Surveyor”).  The amounts determined by such Survey shall be based upon certain theoretical assumptions incorporating approximate estimates of the probable consumption of electric energy by the lighting fixtures and other equipment and business machines installed in the Second Floor Premises, the anticipated periods of operation of such lighting fixtures, equipment and machines and the cost of furnishing such electric energy.  The determination of the electricity charges by the Surveyor shall be expressed as an annual dollar amount per square foot of the Second Floor Premises and shall be binding and conclusive on Landlord and on Tenant unless within fifteen (15) days after the delivery of a copy of such determination to Tenant, Tenant disputes such determination by written notice to the Landlord.  Pending the resolution of any such dispute, however, Tenant shall pay to Landlord in accordance with the provisions of this Lease, the amount as determined by the Surveyor; provided, however, that if the electricity charge as finally determined is different from that determined by the Surveyor, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant pursuant to the determination of the Surveyor.  Any dispute by Tenant over the determination of electricity charges by the Surveyor shall be resolved by Tenant and Landlord selecting a different licensed electrical engineer acceptable to both Landlord and Tenant, to prepare a new survey (“New Survey”), which new survey shall be binding on Landlord and Tenant.  The cost of such New Survey shall be borne by Tenant unless the amount determined by the Surveyor shall be more than five percent (5%) than that determined in the disputed survey, in which latter event Landlord shall bear such cost.  If the cost to Landlord of electricity shall have been increased or decreased subsequently, by change in Landlord’s electric rates, charges, fuel adjustment, or by taxes of any kind imposed thereon, or for any other such reason, then the aforesaid electricity charge as determined by the Survey shall be increased or decreased in the same percentage.  If Tenant fails to pay when due the Tenant Electric Charge, such failure shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach.

(iii)           Landlord shall have the right to discontinue furnishing electric energy to Tenant in the Second Floor Premises at any time upon not less than thirty (30) days’ notice to Tenant.  If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electric energy to Tenant and Tenant shall thereafter be relieved from its obligation to pay the Tenant Electric Charge.  If Landlord discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Buildings.  Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes.  All meters and additional panel boards, feeds, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed by Landlord at Tenant’s expense.  There shall be no discontinuance of the furnishing of electric current to the Second Floor Premises by Landlord until Tenant has completed its arrangements to obtain electric current directly from the public utility company furnishing electric current to the Building, so that there is no interruption in the continuity of electric service.

(iv)           In the event that Tenant shall require electric energy for use in the Second Floor Premises in excess of the quantity to be initially furnished as herein provided and if, in Landlord’s reasonable judgment such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, Landlord, upon written request of Tenant, will proceed with reasonable diligence to install such additional risers, conduits, feeders, switchboards and/or appurtenances provided the same and the use thereof shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or the Second Floor Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disrupt other tenants or occupants of the Building, and Tenant agrees to pay all costs and expenses incurred by Landlord in connection with such installation.

(v)           Landlord shall supply electricity to the Storage Space on a metered or submetered basis in accordance with the provisions of this Section 10 using a meter or submeter to be installed by Landlord prior to the Commencement Date, at Landlord’s cost and expense, which meters or submeter shall measure electricity used or consumed in the Storage Space excluding any electricity consumed in connection with the production of base building HVAC or services other than electricity that Landlord is required to provide to the Storage Space in accordance with the terms of this Lease.  Tenant shall pay to Landlord, as Additional Rent for such service, during the Term, an amount (the “Supplemental Electric Charge”) equal to (i) the amount Landlord actually pays to the utility company to provide electricity to the Storage Space, including all applicable surcharges, demand charges, time-of-day charges, energy charges, fuel adjustment charges, rate adjustment charges, taxes and other sums payable in respect thereof based on Tenant’s demand and/or consumption of electricity (and/or any other method of quantifying Tenant’s use of or demand for electricity as set forth in the utility company’s tariff) as registered on a meter or submeter (installed by Landlord at Landlord’s sole cost and expense) for purposes of measuring such demand, consumption and/or other method of quantifying Tenant’s use of or demand for electricity (it being agreed that such meter or submeter shall measure demand and consumption, and off-peak and on-peak use, in either case to the extent such factors are relevant in making the determination of Landlord’s cost) plus (ii) an amount equal to the reasonable out-of-pocket costs and expenses incurred by Landlord in connection with reading such meters or submeter and preparing the bills therefor.  Tenant, from time to time, shall have the right to review Landlord’s meter or submeter readings, and Landlord’s calculation of the Supplemental Electric Charge, at reasonable times and on reasonable prior notice, by giving notice thereof to Landlord on or prior to the ninetieth (90th) day after the date when Landlord gives Tenant a bill or statement for the Supplemental Electric Charge.  Bills for the Supplemental Electric Charge, together with copies of invoices from the utility company providing such electricity to the Storage Space, shall be rendered to Tenant at such time as

Landlord may elect, and Tenant shall pay the amount shown thereon to Landlord within thirty (30) days after receipt of such bill.

(b)           Water.  Landlord shall provide water for drinking, lavatory and toilet purposes from the regular Building supply (at the prevailing temperature) through fixtures installed by Landlord (or by Tenant with Landlord’s prior written consent); provided that Tenant shall reimburse Landlord, at rates fixed by Landlord, for water used by Tenant for supplementary air-conditioning or refrigerating installed by or for Tenant and for any other water used by Tenant (except for public drinking water and public lavatory use).

(c)           Air-Conditioning and Heat.  Landlord shall provide air conditioning and heat to the Second Floor Premises and Storage Space for comfortable occupancy during Business Hours, subject at all times, however, to restrictions placed upon Landlord by any duly constituted governmental agency and/or by any utility supplier.  Tenant shall cooperate fully with Landlord to assure the effective operation of the Building’s air-conditioning and heating systems, including the closing of blinds, and if windows are operable, to keep them closed when the air-conditioning or heating system is in use.  Tenant shall not use any apparatus or device in, upon or about the Premises that in any way may increase the amount of such services usually furnished or supplied to tenants in the Building, and Tenant shall not connect any apparatus or device with the conduits or pipes, or other means by which such services are supplied for the purpose of using additional or unusual amounts of such services, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  If Tenant uses such services under this provision to excess, Landlord reserves the right to charge Tenant for such services, at the cost imposed on Landlord therefor, as Rent.  If Tenant refuses to make payment within thirty (30) days of Landlord’s demand, such excess charge shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach.  Air conditioning and heat service to the Second Floor Premises and to the interior Common Areas at times other than during Business Hours shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. the date preceding the date for with such service is requested (and by 3:00 p.m. on Friday where overtime service is requested for the weekend).  Overtime service shall only be provided for a minimum period of four (4) consecutive hours.  For the first year of the Term, heating and cooling additional services shall be billed at the rate of Seventy Five Dollars ($75.00) for each hour of use or part thereof per Building floor or part thereof (thereafter, Landlord may increase the charge therefor in an amount equal to any increases in the cost of providing such services).

(d)           Janitor Service.  Landlord shall provide janitor service in and about the Second Floor Premises and the Building at the end of each Monday, Tuesday, Wednesday and Thursday, and at Landlord’s option, at the end of either Sunday or Friday, except for Building Holidays.  Landlord shall not provide janitor service to the Storage Space.  Tenant shall not provide any janitor service without Landlord’s prior written consent.  If Landlord consents to janitor service provided by Tenant, the same shall be subject to Landlord’s rules and regulations and to Landlord’s supervision, but at Tenant’s sole cost and expense (without reduction in Base Rent or Additional Rent).  Landlord shall further provide carpet cleaning in the Common Areas and window cleaning at such times as Landlord, in its sole opinion, considers that such cleaning is necessary.  Each Tenant shall cooperate with any janitor service in keeping the Second Floor Premises neat and clean.  Landlord shall be in no way responsible to Tenant, its agents, employees or invitees, for any loss of property from the Premises or for any damage to property thereon, from any cause.

(e)           Elevator Service.  If the Building contains elevators, Landlord shall provide passenger elevator during Business Hours.

(f)           Bulb Replacement.  Replacement of fluorescent and incandescent bulbs in the Premises shall be provided by Landlord at Tenant’s expense and not included in Operating Expenses.  Replacement of bulbs in spaces leased to other tenants of Landlord shall be billed to such tenants on an individual basis and not included in Operating Expenses.  Replacement of bulbs in the Common Areas shall be included in Operating Expenses.

(g)           Security.  Security, in the form of limited access to the Building during other than Business Hours, shall be provided in such form as Landlord deems appropriate.  Tenant shall have twenty-four (24) hour access to the Building seven (7) days per week and shall be issued keys to allow Tenant entry into the Building.  In the event Landlord installs a card access system at the Building, Tenant shall be issued five (5) key cards per one thousand (1,000) rentable square feet of the Second Floor Premises, which cards will allow Tenant entry into the Building.  Any additional access cards shall be issued at Tenant’s sole cost and expense, at the rate of Forty U.S. Dollars ($40.00) per card.  Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damage done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses.  Tenant shall cooperate fully in Landlord’s efforts to maintain security in the Building and shall follow all reasonable regulations promulgated by Landlord with respect thereto.

(h)           Interruption of Services.  Tenant hereby acknowledges that any one or more of the utilities or building services specified in this Section 10 may be interrupted or diminished temporarily by Landlord or other person until certain repairs, alterations or other improvements to the Premises or other parts of the Property can be made or by any event or cause which is beyond Landlord’s reasonable control, including, without limitation, any ration or curtailment of utility services; that Landlord does not represent, warrant or guarantee to Tenant the continuous availability of such utilities or building services; and that any such interruption shall not be deemed or construed to be an actual or constructive eviction, in whole or in part or an interference with Tenant’s right of possession, occupancy and use of the Premises, shall not render Landlord liable to Tenant for damages or entitle Tenant to any reduction of Base Rent, and shall not relieve Tenant from its obligation to pay Base Rent and to perform its other obligations under this Lease or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to tenant or injury to or interruption of Tenant’s business or otherwise.  Notwithstanding the foregoing, if the interruption of services prevents Tenant from conducting business from within the Premises and is unique in its occurrence to the Office Complex and does not affect other buildings in the area generally and is not caused or exacerbated by the wrongful or intentional acts of Tenant or any of Tenant's employees, agents, invitees, servants or contractors, and such interruption exceeds five (5) consecutive Business Days, the Base Rent herein shall be abated from the sixth (6th) consecutive Business Day following the interruption of service until such time as service is restored to the Premises.  If the interruption of services prevents Tenant from conducting business from within the Premises and is of a nature that affects other buildings in the area generally and is not caused or exacerbated by the wrongful or intentional acts of Tenant or any of Tenant's employees, agents, invitees, servants or contractors, and such interruption exceeds thirty (30) consecutive days, the Base Rent herein shall be abated from the thirty first (31st) consecutive day following the interruption of service until such time as service is restored to the Premises.

(i)           Energy Curtailment.  Landlord and Tenant specifically acknowledge that energy shortages may from time to time necessitate reduced or curtailed energy consumption on the Property.  Tenant shall comply with all such rules and regulations as may be promulgated from time to time by any governmental authority having jurisdiction with respect to energy consumption, and during such period of time as such governmental authority may so require, Tenant shall reduce or curtail operations in the Premises as shall be directed by Landlord or such governmental authority.  Compliance with such rules and regulations and/or such reduction or curtailment of operation shall not be deemed or construed as an actual or constructive eviction in whole or in part and shall not constitute a breach of Landlord’s covenant of quiet enjoyment or otherwise invalidate or affect this Lease, and Tenant shall not be entitled to any diminution or abatement in Base Rent during the periods of reduction or curtailment of operations.

11.           Estoppel Certificates.  Within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord or to Landlord’s mortgagee, prospective mortgagee, land lessor or prospective purchaser of the Property or any part thereof, an estoppel certificate, in form and substance substantially similar to that attached as Exhibit E and incorporated herein by reference.  Tenant shall make such modifications to such estoppel certificate as may be necessary to make such certificate true and accurate, it being intended that any such statement delivered pursuant to this Section 11 may be relied upon by any such mortgagee, prospective mortgagee, prospective purchaser, or land lessor of the Property.  If Tenant fails to provide such estoppel certificate with ten (10) days after Landlord’s request, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify, but without, however, limiting any rights and remedies available to Landlord by reason of Tenant’s failure to so comply.

12.           Indemnification; Waiver of Claims.

(a)           Tenant shall protect, indemnify, defend and hold harmless Landlord, its agents, servants, employees, officers, directors, partners, contractors, licensees, invitees, trustees and designees, and any subsidiary, parent or affiliate corporation of any of them forever against and from (i) any claims, obligations, losses, expenses, demands, actions, suits, judgments, liabilities, penalty, damages, charges or costs imposed or resulting from any violation of any law, order or ordinance of any governmental agency, or by the use and occupancy of the Premises by Tenant, whether occasioned by the neglect of Tenant or those holding under Tenant; (ii) all obligations, penalties, demands, actions, suits, judgments, liabilities, claims, losses, costs, damages and expenses, including reasonable attorneys’ fees, arising out of or from any accident or other occurrence on or about the Premises or the Property causing injury to any person or property, except to the extent caused by the wrongful or intentional act or omission of Landlord or its servants, agents or employees; (iii) all obligations, penalties, demands, actions, suits, judgments, liabilities, claims, losses, costs, damages and expenses, including reasonable attorneys’ fees, arising out of any failure of Tenant in any respect to comply with or perform all the requirements and provisions of this Lease or arising out of any use of the Premises or the Property by Tenant or any one claiming by, through or under Tenant.

(b)           Landlord shall protect, indemnify, defend and hold harmless Tenant, its agents, servants, employees, officers, directors, partners, contractors, licensees, invitees, trustees and designees, and any subsidiary, parent or affiliate corporation of any of them forever against and from any claims, obligations, losses, expenses, demands, actions, suits, judgments, liabilities, penalty, damages, charges or costs imposed or resulting from any acts of gross negligence or willful misconduct of Landlord, its agents and employees occurring in the Office Complex.

(c)           Landlord shall not be liable for, and Tenant hereby waives all claims against Landlord, (i) for any and all damage or loss to fixtures, equipment or other property of Tenant and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, in, upon or about the Premises or the Property, or (ii) for injury or death to any person, occurring in, upon or about the Premises or the Property, resulting from any cause whatever (except caused by the wrongful or intentional act or omission of Landlord or its servants, agents or employees), including, but not limited to, water, snow, frost, ice, explosion, falling plaster, fire or gas, smoke or other fumes, nor by reason of the leaking, breaking, backing up or other malfunction of any lines, wires, pipes, tanks, boilers, lifts or any other appurtenances, regardless by whom installed or maintained (Tenant hereby expressly assuming all responsibility for the safety and security of the person and property of Tenant, and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, while in, upon or about the Premises).  The occurrence of any event described in this Section 12 shall not constitute a breach of Landlord’s covenant of quiet enjoyment set forth in Section 17.

13.           Insurance.

(a)           Tenant’s Insurance.  Tenant, at its sole cost and expense, shall carry during the entire Term of this Lease, the following types of insurance:

(i)           Commercial general liability insurance against injuries to persons occurring in, upon or about the Premises, with minimum coverage of Five Million Dollars ($5,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) aggregate coverage per one (1) accident or disaster, and One Million Dollars ($1,000,000.00) for property damage;

(ii)           Fire, extended coverage, vandalism and malicious mischief, and sprinkler damage and special-risk insurance coverage on all personal property, trade fixtures, floor coverings, wall coverings, furnishings, furniture, and contents for their full insurable value on a replacement cost basis; and

(iii)           Workers’ Compensation or similar insurance, if and to the extent required by law and in form and amounts required by law.

Any insurance limits required hereunder may be comprised of primary and/or excess liability policies.

(b)           Additional Insureds.  All such insurance required to be maintained by Tenant shall name Landlord, Landlord’s managing agent, Landlord’s agents and any superior interest holder as may exist from time to time and which, as of the date hereof, includes the parties listed on Exhibit K as additional insureds (or in the case of property insurance, as loss payees) and shall be written with a company or companies reasonably satisfactory to Landlord, having a policyholder rating of at least “A-” and be assigned a financial size category of at least “Class X” as rated in the most recent edition of “Best’s Key Rating Guide” for insurance companies, and authorized to engage in the business of insurance in the state in which the Premises are located.  Tenant shall deliver to Landlord customary insurance certificates evidencing such paid-up insurance.  Such insurance shall further provide that the same may not be canceled, terminated or modified unless the insurer endeavors to give Landlord and any additional insureds at least thirty (30) days’ prior written notice thereof.

(c)           Landlord’s Insurance.  Landlord shall maintain in force, at all times during the Term of this Lease, a policy or policies of fire insurance to the extent of at least eighty percent (80%) of the insurable value of the Building.  Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to Tenant’s personal property and that Landlord shall not carry insurance against or be responsible for any loss suffered by Tenant due to interruption of Tenant’s business.

(d)           Increase in Premiums.  If insurance premiums payable by Landlord or any other tenant are increased as a result of any breach of Tenant’s obligations under this Lease or as a result of Tenant’s use and occupancy of the Premises, Tenant shall pay to Landlord an amount equal to any increase in such insurance premiums.

14.           Waiver of Subrogation.  Neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or in any manner growing out of or connected with Tenant’s use and occupation of the Premises, the Building or the Property or the condition thereof, or of the adjoining property or the Landlord’s operation of the Building or the Property, whether or not caused by the negligence or other fault of Landlord or Tenant or of their respective agents, employees, subtenants, licensees or assignees.  Because this Section 14 will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company that has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages because of the mutual waivers contained in this Section 14.

15.           Holding Over.  If Tenant retains possession of the Premises or any part thereof after the termination of this Lease, Tenant shall, from that day forward, be a tenant from month to month and Tenant shall pay Landlord Rent at one and one half (1.5) times the monthly rate in effect immediately prior to the termination of this Lease for the first thirty (30) days that Tenant remains in possession of the Premises, and thereafter two (2) times the monthly rate in effect immediately prior to the termination of this Lease for the time the Tenant remains in possession.  No acceptance of Rent by, or other act or statement whatsoever on the part of Landlord or its agent or employee, in the absence of a writing signed by Landlord, shall be construed as an extension of or as a consent for further occupancy.  Tenant shall indemnify and defend Landlord for all actual damages, including, without limitation, costs and expenses of Landlord in not being able to re-let the Premises (or preparing the Premises to be re-let) to and for the incoming tenant, which costs and expenses shall include penalties and abatements Landlord may have contracted to provide to the incoming tenant, as well as the costs involved if the incoming tenant had a right to, and in fact, terminated its lease because of Landlord’s failure to deliver the Premises as a result of Tenant’s retention of possession of the Premises.  Tenant, however, shall not be liable for other indirect or consequential damages as a result of Tenant’s retention of possession of the Premises.  The provisions of this Section 15 do not exclude pursuit of Landlord’s right of re-entry or any other right hereunder.

16.           Assignment and Sublease.

(a)           Prohibition.  Tenant shall not assign, convey, mortgage, pledge, encumber or otherwise transfer this Lease or any interest therein, sublet the Premises or any part thereof, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without receiving Landlord’s prior written consent, which consent shall not be unreasonably withheld, provided that:

(i)           at the time of any proposed assignment or sublease, this Lease shall be in full force and effect and no default shall have occurred and be continuing;

(ii)           Tenant shall not assign less than the entire Lease or sublet to more than three (3) proposed occupants in the Second Floor Premises or one (1) occupant in the Storage Space;

(iii)           Tenant shall only assign or sublet the Premises to an assignee or sublessee whose financial status is acceptable to Landlord, at Landlord’s reasonable discretion;

(iv)           Tenant shall only assign or sublet the Second Floor Premises to an assignee or sublessee whose use is permitted hereunder, the quality of such assignee’s or sublessee’s operations in the performance of such use to be acceptable to Landlord, at Landlord’s reasonable discretion;

(v)           Tenant shall only assign or sublet the Premises to an assignee or sublessee that is not a current tenant of the Office Complex (except for tenants that have space immediately adjacent to the Premises where Landlord does not then have equivalent space adjacent to such other tenant’s premises available for lease) or that has not during the immediately preceding six (6) month period been in negotiations with Landlord for space in the Office Complex;

(vi)           Landlord does not have, and does not anticipate in good faith that it will have, on or before the proposed effective date of an assignment or the proposed commencement date of a subletting, reasonably comparable space available in the Office Complex that Landlord is willing to lease to the proposed assignee or subtenant for a term, in the case of a proposed assignment, comparable to the remaining Term of this Lease, or in the case of a proposed sublease, comparable to the term of the proposed sublease, or, in either case, for such longer term as Landlord shall offer and shall be acceptable to the proposed assignee or subtenant; and

(vii)           Tenant shall not have advertised or publicized, including through a broker, flyers or literature, in any way the availability or any rental information for the Premises without prior notice to and reasonable approval by Landlord, nor shall any advertisement state the proposed rental.

Tenant shall have the privilege, subject to the terms and conditions hereinafter set forth, without the consent of Landlord but subject to Tenant’s satisfaction of conditions otherwise set forth in this Section 16 including, without limitation, Sections 16(a)(i), 16(a)(iv) and 16(c) to assign its entire interest in this Lease or sublet a portion of or the entire Premises to any person that is a wholly owned subsidiary or an affiliated company of Tenant or to a successor by way of a sale of stock or assets (each, a “Related Entity”).  Any assignment or subletting described above may only be made upon the condition that (i) any such assignee or subtenant shall continue to use the Premises for the conduct of the same business as Tenant was conducting prior to such assignment or sublease, (ii) the principal purpose of such assignment or sublease is not the acquisition of Tenant’s interest in this Lease or to circumvent the provisions of Section 16(a), and (iii) in the case of an assignment, any such assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, sufficient to satisfy the financial obligations of Tenant under this Lease.  Tenant shall, within ten (10) days after execution thereof (and not less than ten (10) days prior to the effective date of such transaction), deliver to Landlord either (y) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, together with an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, or (z) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant.

Except as set forth above, a transfer by operation of law, merger or consolidation, or a change of any partnership interest in Tenant or in the ownership of the voting stock of Tenant or any direct or indirect parent of Tenant shall be deemed an assignment for purposes of this Section 16 except that if Tenant is a publicly traded company, the sale of Tenant’s stock on a recognized stock exchange or over-the-counter market shall not constitute an assignment.  Any purported transfer, encumbrance, pledge, mortgage, assignment or subletting not in compliance herewith shall be void and of no force or effect.  In the event of any assignment, subletting, transfer or occupancy by someone other than Tenant, whether or not expressly or impliedly approved by Landlord, Tenant shall, nevertheless, at all times, remain fully responsible and jointly and severally liable for the payment of the Rent and for compliance with all other obligations imposed upon Tenant under the terms, provisions and covenants of this Lease.

(b)           Procedure.  In the event Tenant desires to sublet all or part of the Premises or assign this Lease, Tenant shall notify Landlord of such desire and shall submit to Landlord in writing at least twenty (20) days prior to the proposed commencement of the assignment or sublease agreement: (i) the name and address of the proposed subtenant or assignee, (ii) a reasonably detailed statement of the proposed subtenant’s or assignee’s business, (iii) reasonably detailed financial references and any other information reasonably requested by Landlord, and (iv) a copy of the proposed sublease or assignment agreement.  If Landlord fails to respond to any request for consent within twenty (20) days after receipt thereof, Landlord shall be deemed to have consented to such assignment or sublease on the terms and conditions presented in Tenant’s request.

(c)           Required Provisions.  Any assignment or sublease shall contain (i) a provision whereby the assignee or subtenant agrees to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent applicable from the effective date of such assignment or sublease, except that there shall be no further assignments and/or subletting without Landlord’s consent; and (ii) any sublease shall also contain a provision that in the event of default by Tenant hereunder and a termination of this Lease by Landlord, such subtenant shall, at Landlord’s option, attorn to Landlord as if Landlord were the lessor under the sublease.  Tenant shall deliver to Landlord, promptly after execution, an executed copy of each assignment or sublease and an agreement of compliance by each assignee or subtenant.

(d)           Sole Remedy.  Tenant acknowledges that its sole remedy with respect to any assertion that Landlord’s failure to consent to any assignment or sublet is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord’s actions in refusing to consent thereto.

(e)           Recapture.  Upon receipt of Tenant’s written request for Landlord’s consent to subletting, assignment, transfer or occupancy by someone other than Tenant, Landlord shall have the option to either (i) cancel this Lease as of the date of the requested subletting, assignment, transfer or occupancy by someone other than Tenant is to be effective, or (ii) enter into an agreement directly with prospective assignee or sublessee who shall then become the sole tenant of Landlord hereunder.  Landlord shall exercise its rights hereunder by written notice to Tenant within thirty (30) days after Landlord receives Tenant’s request for Landlord’s consent.

(f)           Landlord’s Fees.  Tenant shall reimburse Landlord for all reasonable, third party costs that may be incurred by Landlord in connection with any sublease or assignment, including the costs of making investigations as to the acceptability of a proposed subtenant or assignee and legal costs incurred in connection with the granting of any requested consent.

(g)           Right to Collect Rents Directly.  Upon the occurrence of an Event of Default as set forth in Section 21 hereof, if all or any part of the Premises is then assigned, sublet, transferred or occupied by someone other than Tenant, then, in addition to any other remedies provided in this Lease or provided by law, Landlord, at its option, may collect directly from the assignee, subtenant, transferee or occupant all rent becoming due to Tenant by reason of the assignment, sublease, transfer or occupancy and credit any amounts received against the Rent due hereunder from Tenant.  Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.

(h)           Excess Rent.  If Tenant assigns this Lease or sublets all or a portion of the Premises for an amount in excess of the Base Rent (or the pro rata share of Base Rent in the case of a sublease of a portion of the Premises), then Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of such excess received by Tenant after deducting therefrom Tenant’s commercially reasonable brokerage fees, attorneys fees, rent concessions and any tenant improvement allowance given in effectuating the transfer.

(i)           Condition of the Premises.  Tenant, at its sole cost and expense, shall perform or cause to be performed, all work, if any, necessary (or required pursuant to the applicable agreement between Tenant and any proposed transferee) to prepare the Premises for occupancy by the proposed transferee.  Tenant, in performing such work, shall, at its sole cost and expense, promptly comply with all applicable laws with reference to such work, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, including, without limitation, construction of a common area demising wall and a public corridor to separately demise the Premises and provide a lawful means of ingress and egress thereto pursuant to the ADA and other applicable law, and if required by Landlord, shall deposit with Landlord adequate security, as reasonably determined by Landlord, to assure performance of such obligation.  Landlord (or its insurer) shall have no obligation to reimburse Tenant for any expenses incurred by Tenant in connection therewith, and Tenant shall reimburse Landlord for any expenses incurred by Landlord on account of failure by Tenant to comply with any applicable law.

(j)           Tenant Indemnity.  If Landlord shall properly decline to give its consent to any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable attorneys fees and disbursements) resulting from any claims that may be made against Landlord by the proposed transferee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed transfer.  If Landlord exercises its option to recapture any portion of the Premises pursuant to Section 16(e), Landlord shall be free to, and shall have no liability to Tenant, if Landlord shall lease the Premises or the applicable portion thereof to Tenant’s proposed assignee or subtenant, as the case may be, and in no event shall Tenant be entitled to any proceeds derived from or relating to any lease or sublease of the Premises thereafter entered into by Landlord.

17.           Quiet Enjoyment.  If Tenant shall pay the Rents and other sums due to be paid by Tenant hereunder as and when the same become due and payable, and if Tenant shall keep, observe and perform all of the other terms, covenants and agreements of this Lease on Tenant’s part to be kept, observed and performed, Tenant shall, at all times during the Term herein granted, peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through Landlord, subject to all matters to which this Lease is subordinate, except for regulations imposed by any governmental or quasi-governmental agency on the occupancy of Tenant or the conduct of Tenant’s business operations.

18.           Compliance with Laws and with Rules and Regulations.

(a)           Landlord Representations.  Landlord represents that the Common Areas are in substantial compliance with all rules, orders, laws, regulations and requirements of any Governmental Authority, Board of Fire Underwriters or any other similar body exercising functions similar to those of any of the foregoing (“Legal Requirements”).

(b)           Tenant Covenants.  Tenant, at its sole cost and expense, shall procure any permits and licenses required for the transaction of Tenant’s business in the Premises.  Tenant, at its sole cost and expense, shall promptly observe and comply with all present and future Legal Requirements, including, without limitation, the requirements of the Americans with Disabilities Act, applicable to the Premises or to Tenant’s particular manner of use thereof, as opposed to the use of the Premises for general office use.

(c)           Rules and Regulations.  Tenant shall comply with all rules and regulations for the Building, which current rules and regulations are attached hereto as Exhibit F and with such reasonable modifications thereof and additions thereto as Landlord may make hereafter, from time to time.  Notwithstanding anything contained in this Lease, Landlord shall not be responsible nor liable to Tenant, it agents, representatives, employees, invitees or licensees, for the nonobservance by any other tenant of any rules and regulations.  Landlord shall not enforce any Building rule or regulation against Tenant in a discriminatory manner.

19.           Fire and Casualty.

(a)           In the event of partial or total destruction of the Building or the Premises by reason of fire or any other cause Tenant shall immediately after it becomes aware of such destruction notify Landlord of the same and Landlord shall promptly restore and rebuild the Building or the Premises at Landlord’s expense (but only to the extent of the insurance proceeds covering such damage), unless Landlord elects by notice to Tenant within ninety (90) days of such destruction not to restore and rebuild the Building or the Premises, and, in such case, this Lease shall terminate.  Notwithstanding the foregoing, Landlord shall not have the right to terminate this Lease if the destruction is limited to the Common Areas of the Building or, if in Landlord’s reasonable opinion, the Premises can be restored to its original condition within one hundred eighty (180) days.  If in Landlord’s reasonable opinion, as expressed in a notice to Tenant given within forty-five (45) days after such destruction, the Premises cannot be restored to its original condition within one hundred eighty (180) days, or if the Premises are not restored within two hundred seventy (270) days of the casualty (subject to Excusable Delays), or if more than fifty percent (50%) of the Premises are destroyed, Tenant shall have the right to cancel this Lease by providing written notice to Landlord of such cancellation within ten (10) days of receipt of such notice from Landlord, time being of the essence with respect to such notice, and such termination shall be effective thirty (30) days after the date of such notice, provided, however, that Landlord may nullify any such notice by completing such restoration and rebuilding within such thirty (30) day period.  In the event the Premises are totally or materially destroyed during the last two (2) years of the Term or last two (2) years of any extensions or renewals thereof, unless Tenant shall have exercised any further renewal options herein prior to such fire or destruction so that this Lease, including only irrevocably exercised renewals, has a remaining Term of more than two (2) years, either Landlord or Tenant shall have the right to cancel this Lease by providing written notice to the other of such cancellation within ten (10) days of such fire or destruction, time being of the essence with respect to such notice, and such termination shall be effective thirty (30) days after the date of such notice.  If Landlord is obligated to restore and rebuild the Premises or, if it is not obligated, Landlord elects to restore and rebuild the Premises, then during the period of restoration of any such area, and, if any portion of Premises are rendered untenantable by such damage, Tenant shall be relieved of the obligation to pay that portion of the Base Rent, Additional Rent, Tenant Electric Charge and Supplemental Electric Charge herein reserved which relates to such untenantable area until such time as Tenant is able to reoccupy the Premises for the regular conduct of its business therein.

(b)           Unless this Lease is terminated as herein above provided, Landlord shall proceed with due diligence to restore, repair and replace the Premises and the Building to the same condition as they were in as of the Commencement Date.  From and after the date of such damage to date of completion of such repairs, replacements and restorations, a just proportion of the Base Rent, Additional Rent, Tenant Electric Charge and Supplemental Electric Charge shall abate according to the extent the full use and enjoyment of the Premises are rendered untenantable by reason of such damage.  Landlord shall be under no duty to restore any alterations, improvements or additions made by Tenant, including, but not limited to, repairing any injury or damage by fire or other cause, or making any repairs or replacements of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises by Tenant.  In all cases, due allowance shall be given to Landlord for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord’s control.

(c)           Tenant waives the benefit of N.J.S.A 46:8-6 and N.J.S.A. 46:8-7 and any similar or successor law.  Except as specifically provided for in this Section 19, Tenant agrees that it shall not be relieved of its obligations to pay Base Rent, Additional Rent, Tenant Electric Charge, Supplemental Electric Charge or any other items of Rent in the event of damage or destruction of the Building or any portion thereof.

20.           Eminent Domain.

(a)           If all the Premises or a substantial part thereof shall be taken for any public or quasi-public use under any statute or by rights of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as of the date of vesting of title.  Landlord shall be entitled to receive the entire award paid for such taking or condemnation and Tenant hereby assigns to Landlord all Tenant’s right, title and interest therein, if any.  Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant, for the interruption of or damage to Tenant’s business or for Tenant’s moving expenses but only if such award shall be in addition to the award for the Property and the Building (or portion thereof) containing the Premises.

(b)           If fifty percent (50%) or more of the Building other than the Premises shall be condemned, taken or purchased in lieu thereof, then Landlord may terminate this Lease by notifying Tenant of such termination within sixty (60) days after the date of vesting of title.  This Lease shall expire on the date specified in such notice of termination, which date shall be not less than sixty (60) days after the giving of such notice.  The Rent hereunder shall be apportioned as of such termination date.

(c)           If more than thirty percent (30%) of the surface parking area of the Property is condemned, taken or purchased in lieu thereof, either party shall have the right to terminate this Lease upon giving written notice to the other party within thirty (30) days of such taking and this Lease shall terminate thirty (30) days after the date of such notice.

(d)           Any such taking, condemnation or temporary requisition which does not result in a termination of this Lease, as hereinbefore provided in this Section 20, shall not be cause for any reduction or diminution of any Rent payment hereunder.

21.           Default.

(a)           If (i) Tenant fails to pay when due any Base Rent, Additional Rent, Tenant Electric Charge, Supplemental Electric Charge or any other items of Rent; or (ii) Tenant defaults in the performance or observance of any provision of this Lease or any other agreement between Landlord and Tenant, all of which terms, provisions and covenants shall be deemed material, and Tenant shall fail to cure such default within twenty (20) days after receipt of written notice thereof by Landlord, or if such default is of such a nature that it cannot with due diligence be completely remedied within such twenty (20) day period and Tenant shall not commence within such twenty (20) day period, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default within sixty (60) days; or (iii) Tenant files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any arrangement, composition, liquidation or dissolution under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or of the Premises, or makes any general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or (iv) a court enters an order, judgment or decree approving a petition filed against Tenant seeking any arrangement, composition, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or (v) Tenant abandons the Premises; or (vi) if this Lease is transferred to a Related Entity and such person shall no longer be a Related Entity of Tenant; or (ix) if Tenant’s interest in this Lease or any portion thereof is transferred to any person except as expressly permitted herein; or (x) if Landlord shall present the Letter of Credit to the bank that issued the same in accordance with the provisions of Section 28, and the bank shall fail to honor the Letter of Credit and pay the proceeds thereof to Landlord within two (2) Business Days of tender for any reason whatsoever, or (xi) Tenant uses the Storage Space for any purpose other than storage or as a mailroom, then in any such event and at any time thereafter, Landlord may, without further notice to Tenant, and in addition to and not in lieu of any other rights or remedies available to Landlord at law or in equity, exercise any one or more of the following rights:

(x)           Landlord may (A) terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and (B) reenter the Premises, by summary proceedings or otherwise, remove Tenant and all other persons and property from the Premises and store such property in a public warehouse or elsewhere at the sole cost and expense of and for the account of Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

(y)           Landlord may re-enter and take possession of the Premises, without terminating this Lease and without relieving Tenant of its obligations under this Lease, and divide or subdivide the Premises in any manner Landlord may desire and lease or let the Premises or portions thereof, alone or together with other premises, for such term or terms (which may be greater or less than the balance of the remaining portion of the Term of this Lease) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its discretion, may determine.

(b)           If this Lease is terminated by Landlord pursuant to this Section 21, Tenant nevertheless shall remain liable for any Base Rent, Tenant Electric Charge, Supplemental Electric Charge and Additional Rent required to be paid hereunder and damages that may be due or sustained prior to such termination, and for all reasonable costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including attorneys’, brokers’ and other professional fees (all such Rents, damages, costs, fees and expenses being referred to herein collectively as “Termination Damages”) plus additional damages (the “Liquidated Damages”) which are hereby stipulated to be equal to the present value of Base Rent, Tenant Electric Charge, Supplemental Electric Charge and Additional Rent required to be paid hereunder that, but for termination of this Lease, would have become due during the remainder of the Term, less the fair market rent rate for the remainder of the Term of this Lease discounted at the current five (5) year treasury bill rate.  Termination Damages and Liquidated Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to this Section 21.

(c)           Nothing contained in this Section 21 shall be deemed to limit or preclude recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any applicable law or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 21.

(d)           The foregoing damages shall be due and payable immediately upon demand by Landlord and shall bear interest at the Default Rate until paid.

(e)           If Landlord re-enters and takes possession of the Premises pursuant to this Section 21, without terminating this Lease, and relets the Premises or any part thereof (which Landlord shall have no obligation to do), the net rents from such letting shall be applied first to the costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including reasonable attorneys’, brokers’ and other professional fees, in renting the Premises or part thereof to others from time to time (including the cost and expense of making such improvements to the Premises as may be necessary, in Landlord’s reasonable discretion, to enable Landlord to relet the same).  The balance, if any, shall be applied by Landlord from time to time on account of the Rent and other payments due from Tenant hereunder, with the right reserved to Landlord to bring such actions or proceedings for the recovery of any deficits remaining unpaid as Landlord may deem favorable from time to time without being obligated to await the end of the Term for the final determination of Tenant’s account.  Any balance remaining, however, after full payment and liquidation of Tenant’s account as aforesaid shall be paid to Tenant with the right reserved to Landlord at any time to give notice in writing to Tenant of Landlord’s election to cancel and terminate this Lease and the giving of such notice and the simultaneous payment by Landlord to Tenant of any credit balance in Tenant’s favor that may at the time be owing to Tenant shall constitute a final and effective cancellation and termination of this Lease and the obligations hereunder on the part of either party to the other.  Landlord shall not be liable for, nor shall Tenant’s obligations be diminished by reason of, any failure by Landlord to relet the Premises or any failure of Landlord to collect any rent due upon such reletting.  Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to mitigate damages resulting from any default by Tenant under this Lease.

(f)           Upon the termination of this Lease or of Tenant’s right to possession of the Premises by lapse of time or earlier termination as herein provided, Tenant shall remove its property from the Premises.  Any such property of Tenant not removed from the Premises by Tenant within five (5) days after the end of the Term or of Tenant’s right to possession of the Premises, however terminated, whichever occurs earlier, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

(g)           If Tenant at any time fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, and after reasonable notice or demand and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith to pay reasonable expenses and employ counsel.  Tenant shall pay upon demand, all of Landlord’s reasonable costs, charges and expenses, including the reasonable fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant’s obligations hereunder or incurred by Landlord in any litigation, negotiations or transactions in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned, which amount shall be deemed to be Rent due and payable by Tenant, upon demand by Landlord, and Landlord shall have the same rights and remedies for the nonpayment thereof, as in the case of default in the payment of Rent.

(h)           All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.  In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

22.           Waiver of Default or Remedy.  No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default or of Landlord’s right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder an acceptance by Landlord of Rent during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such rights or remedies as Landlord may have, shall not be construed as a waiver of such default, but Landlord may at any time thereafter, if such default continues, terminate this Lease or assert any other rights or remedies available to it on account of such default in the manner hereinbefore provided.

23.           Landlord’s Lien.  Tenant acknowledges for itself and its creditors that Landlord retains a lien for Rent as established by N.J.S.A. 2A:42-1 et. seq., N.J.S.A. 2A:44-465 et. seq. and any successor or similar laws.  Further, as security for Tenant’s payment of Rent, damages and all other payments required to be made by Tenant pursuant to this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the Premises.  If Tenant abandons or vacates any substantial portion of the Premises or is in default in the payment of any Rent, damage or other payments required to be made pursuant to this Lease, to the fullest extent permitted by applicable law, Landlord may enter upon the Premises, in any manner permitted by law, and take possession of all or any part of the personal property, and may sell all or part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the personal property delivering to the highest bidder all of Tenant’s title and interest in the personal property sold.  The proceeds of the sale of the personal property shall be applied by Landlord toward the cost of the sale and then toward the payment of all sums then due by Tenant to Landlord pursuant to the terms of this Lease.

24.           Uniform Commercial Code.  To the extent, if any, this Lease grants Landlord any lien or lien rights greater than provided by the laws pertaining to “Landlord’s Liens”, this Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Premises are located.  In addition to the rights prescribed in this Lease, Landlord shall have all of the rights, titles, liens and interests in and to Tenant’s property now or hereafter located upon the Premises that are granted a secured party, as that term is defined under the Uniform Commercial Code of the state in which the Premises are located, to secure payment to Landlord of the various amounts required to be paid by Landlord pursuant to the terms of this Lease.  Tenant hereby authorizes Landlord to file a financing statement for the purpose of perfecting Landlord’s security interest under this Lease.

25.           Excusable Delay.  If Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder (other than the payment of Rent and other charges payable by Tenant) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, riots, insurrection, the act, failure to act or default of the other party, war or any other reason beyond the reasonable control of the party who is seeking additional time for the performance of such act, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of such delay.  No such interruption of any service to be provided by Landlord shall ever be deemed to be an eviction, actual or constructive, or disturbance of Tenant’s use and possession of the Premises, the Building or the Property except as expressly and explicitly provided herein.

26.           Subordination of Lease.

(a)           This Lease is and shall be subordinate to any future mortgage or superior lease, without the need to document further the subordination provided that Landlord shall obtain from any such future mortgage holder or superior lessor a subordination, non-disturbance and attornment agreement for the benefit of Tenant in such mortgagee’s or superior lessor’s then current and commercially reasonable form.  However, if Landlord requests, Tenant shall execute and deliver to Landlord within fourteen (14) days any instrument, in recordable form in the jurisdiction in which the Property is located, evidencing the subordination that Landlord or lender or lessor may reasonably request.

(b)           If the date of expiration of any superior lease shall be the same day as the Termination Date, the Term shall end and expire, and be deemed to have ended and expired, twenty-four (24) hours prior to the expiration of the superior lease.  Provided that Landlord shall give Tenant notice thereof, Tenant shall not do anything that would constitute a default under any superior lease or mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder.

(c)           If, in connection with the financing of the Property, the Building or the interest of the lessee under any superior lease, or if in connection with the entering into of a superior lease, any lender or lessor shall request reasonable modifications of this Lease that do not increase Tenant’s monetary obligations under this Lease, or adversely affect or diminish the rights (other than to a de minimis extent), or increase the other obligations of Tenant under this Lease (other than to a de minimis extent), Tenant shall make such modifications.  In no event shall a requirement that the consent of any lender or lessor be given for either (i) any modification of this Lease or (ii) any assignment or sublease be deemed to materially adverse affect the leasehold interest hereby created.

(d)           If at any time prior to the expiration of the Term, any superior lease shall terminate or be terminated for any reason or any lender (or its designee) comes into possession of the Property or the Building or the estate created by any superior lease by receiver, deed in lieu of foreclosure, foreclosure, transfer in bankruptcy or otherwise, Tenant agrees, at the election and upon demand of any owner of the Property or the Building, or of the lessor, or of any lender in possession of the Property or the Building, to attorn, from time to time, to any such owner, lessor or lender or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the mortgage the granting of a deed in lieu of foreclosure, the transfer of the Property or the Building pursuant to a bankruptcy proceeding or otherwise, upon the then executory terms and conditions of this Lease, subject to the provisions of this Section 26, for the remainder of the Term, provided that such owner, lessor, lender or receiver, caused to be appointed by any of the foregoing, as the case may be, shall then be entitled to possession of the Premises and provided further that such owner, lessor, lender or receiver, as the case may be, or anyone claiming by, through or under such owner, lessor, lender or receiver, as the case may be, including a purchaser at a foreclosure sale, shall not be:

(i)           liable for any act or omission of any prior landlord (including the then defaulting landlord); or

(ii)           subject to any credits, claims, counterclaims, demands, defenses or offsets that Tenant may have against any prior landlord (including the then defaulting landlord); or

(iii)           bound by any payment of Rent that Tenant may have made to any prior landlord (including the then defaulting landlord) more than thirty (30) days in advance of the date upon which such payment was due; or

(iv)           responsible for any funds owing by Landlord to the credit of Tenant except for security deposits that have actually come into its possession; or

(v)           bound by any obligation to perform any work or to make improvements to the Premises, except for (A) repairs and maintenance pursuant to the provisions of this Lease, the need for which repairs and maintenance continues after the date upon which such owner, lessor, lender or receiver shall be entitled to possession of the Premises, (B) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Section 19, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner, lessor or lender, and (C) repairs to the Premises as a result of a partial condemnation pursuant to Section 20, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner, lessor, lender or receiver; or

(vi)           bound by any amendment or modification of this Lease made without its consent.

(e)           The provisions of this Section 26 shall inure to the benefit of any such owner, lessor, lender or receiver, shall apply notwithstanding that as a matter of law, this Lease may terminate upon the termination of any superior lease, shall be self-operative, and no further instrument shall be required to give effect to these provisions.  Upon demand of any such owner, lessor, lender or receiver, Tenant shall execute, at Tenant’s reasonable expense, from time to time, instruments, in recordable form, in confirmation of the foregoing provisions of this Section 26, reasonably satisfactory to any such owner, lessor, lender or receiver, acknowledging such attornment and setting forth the terms and conditions of its tenancy.  Nothing contained in this Section 26 shall be construed to impair any right otherwise exercisable by any such owner, lessor, lender or receiver.

(f)           As long as any superior lease or mortgage shall exist, Tenant shall neither terminate nor seek to terminate this Lease by reason of any act or omission of Landlord unless and until (i) Tenant shall have given written notice of such act or omission to all lessors and lenders at such addresses as shall have been furnished to Tenant by Landlord or such lessors and lenders and (ii) until a reasonable period of time (that shall not be less than the period Landlord had to remedy such act or omission) shall have elapsed following the giving of such notice, during which period such lessors and lenders shall have the right, but not the obligation, to remedy such act or omission.  Nothing herein contained shall be deemed to create any rights in Tenant not specifically granted in this Lease or under any applicable provision of law, to require or compel or to obligate, any such lender or lessor to remedy any such act or omission.

(g)           Landlord represents that as of the date of this Lease, the Office Complex is not encumbered by any mortgage or ground lease.

27.           Notices and Consents.  All notices, demands, requests, consents and approvals that may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States certified or registered mail, postage prepaid, or by a reliable overnight courier or by delivery of the same in person (a) if for Tenant, addressed to Tenant at the Building, or at such other place as Tenant may from time to time designate by notice to Landlord, with a copy to Greenbaum Rowe Smith & Davis LLP, 99 Wood Avenue South, Iselin, New Jersey 08830, Attention:  Steven C. Delinko, Esq. or (b) if for Landlord, addressed to CB Richard Ellis, Inc., Morris Corporate Center 1, 300 Interpace Parkway, Parsippany, New Jersey 07054, Attention: Property Manager with a copy to Landlord, c/o OTR, 275 East Broad Street, Columbus, Ohio 43215, Attention: Real Estate Manager and a copy to Arent Fox LLP 1675 Broadway, New York, New York 10019, Attention: Jacqueline A. Weiss, Esq., or at such other place as Landlord may from time to time designate by notice to Tenant.  All consents and approvals provided for herein must be in writing to be valid.  Notice shall be deemed to have been given if addressed and mailed as above provided upon receipt or rejection of receipt by the addressee.

28.           Security Deposit.

(a)           Upon the execution of this Lease, Tenant shall deposit with Landlord a “clean,” unconditional, irrevocable and transferable direct pay letter of credit (the “Letter of Credit”) in the Security Deposit Amount, in substantially the same form as Exhibit J or otherwise in form and substance satisfactory to Landlord, issued by and drawn on a bank reasonably satisfactory to Landlord and that is a member of the New York Clearing House Association, for the benefit of Landlord, as security for the faithful performance and observance by Tenant of the terms, covenants, conditions and provisions of this Lease that are Tenant’s obligation to observe, perform or keep.

(b)           The Letter of Credit shall provide, among other things, that it shall be drawable, either in partial draws or in one draw for the full amount of the Letter of Credit upon delivery to the issuing bank of a sight draft and the Letter of Credit.  If an Event of Default shall occur and be continuing, Landlord shall have the right, at Landlord’s sole election, to draw down upon the Letter of Credit and apply the whole or any part of the proceeds thereof, as the case may be, (i) toward the payment of any Base Rent, Additional Rent, Tenant Electric Charge, Supplemental Electric Charge or any other item of Rent as to which Tenant is in default, (ii) toward any sum that Landlord may expend or be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including any damage, liability or expense (including reasonable attorneys’ fees and disbursements) incurred or suffered by Landlord, and (iii) toward any damage or deficiency incurred or suffered by Landlord in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord.  If Landlord applies or retains any part of the proceeds of the Letter of Credit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained (in the form of an additional Letter of Credit or an amendment to the then existing Letter of Credit, in either case, in form and substance reasonably satisfactory to Landlord and consistent with this Section 28) so that Landlord shall have the full Security Deposit Amount on hand at all times during the Term.  If for any reason in connection with the bankruptcy or insolvency of Tenant, Landlord is required to return or repay to Tenant any Rent, then at Landlord’s election, the Letter of Credit may be drawn upon and the proceeds thereof applied by Landlord to offset all or any portion of the amounts so returned or repaid.  If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant with reasonable promptness after the Termination Date and after delivery of possession of the Premises to Landlord in accordance with the terms of this Lease.  In the event of a sale or leasing of the Office Complex or the Building, Landlord shall have the right to transfer the Letter of Credit to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Letter of Credit, and Tenant shall cause the Letter of Credit issuer, at no cost to Landlord (and Tenant shall pay to the issuer all related fees charged by the issuer for such transfer), to issue an amendment to the Letter of Credit or issue a new Letter of Credit naming the vendee or lessee as the beneficiary thereunder.  Tenant shall look solely to the new landlord for the return of the Letter of Credit.  The provisions hereof shall apply to every transfer or assignment of the Letter of Credit made to a new landlord.

(c)           If any Letter of Credit provides that the amount drawable thereunder shall cease to be available on a date prior to the date that is thirty (30) days after the Termination Date,

Tenant shall, at least sixty (60) days prior to the date specified in the Letter of Credit as being the date on which such drawable amount will cease to be available, either furnish to Landlord a renewal or extension of such Letter of Credit or a new Letter of Credit in an amount equal to the Security Deposit Amount.  Failure to comply with the provisions of the preceding sentence prior to the commencement of such sixty (60) day period shall be deemed to be a default under this Lease and Landlord may, at any time during such sixty (60) day period, draw upon the Letter of Credit and retain as a cash deposit hereunder the amount so drawn, and hold and apply such cash deposit in the same manner and to the same extent as Landlord would have been entitled to apply the proceeds of the Letter of Credit had the same not been so drawn upon; provided, however, that neither Landlord’s drawing down of the Letter of Credit nor its retention of any of the proceeds of the Letter of Credit shall be deemed or construed to cure Tenant’s default hereunder, which can only be cured by the delivery of a renewal or extension of the Letter of Credit or a new Letter of Credit in an amount equal to the Security Deposit Amount.

(d)           Tenant will not assign or encumber, or attempt to assign or encumber, its interest in the Letter of Credit or its rights thereto and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance, or attempted assignment or attempted encumbrance.

(e)           The “Security Deposit Amount” initially shall mean Five Hundred Twenty Four Thousand Nine Hundred Fourteen U.S. Dollars ($524,914.00); provided, however, that if Tenant is not then in default in the performance of any obligation on its part to be performed or observed under this Lease, effective on or after (i) the two (2) year anniversary of the Base Rent Commencement Date, the Security Deposit Amount shall be reduced to Two Hundred Seventy Three Thousand Nine Hundred Fifty and 50/100 U.S. Dollars ($273,950.50); and (ii) the three (3) year anniversary of the Base Rent Commencement Date, the Security Deposit Amount shall be reduced to One Hundred Thirty Six Thousand Nine Hundred Seventy Five and 25/100 U.S. Dollars ($136,975.25).  If on any of the foregoing dates for reduction, the Security Deposit Amount is not so reduced due to a default then existing, then, provided Tenant cures such default before the expiration of applicable grace or cure periods set forth in this Lease, the Security Deposit Amount shall be reduced as set forth above promptly after such cure has been fully made and Landlord has received notice of the same.

(f)           If as a result of any reduction in the Security Deposit Amount pursuant to Section 28(e), Landlord is holding a Letter of Credit in an aggregate amount that differs from the Security Deposit Amount, Landlord shall, within twenty (20) Business Days after Tenant’s written request therefor, (i) return the Letter of Credit then held by Landlord to Tenant in immediate exchange for a new Letter of Credit, (ii) if more than one Letter of Credit shall then be held by Landlord, return one or more of such Letter of Credit, or (iii) accept an amendment to the Letter of Credit (or, if there is more than one Letter of Credit, accept amendments to one or more of such Letters of Credit) then be held by Landlord in form and substance reasonably acceptable to Landlord, so that thereafter, in any case, Landlord shall hold one or more Letters of Credit in an aggregate amount equal to the Security Deposit Amount.

(g)           (i)           Notwithstanding the foregoing, in lieu of the Letter of Credit, Tenant shall, simultaneously with the execution and delivery of this Lease, deposit with Landlord a good and indefeasible check, subject to collection (the “Security Check”) in the Security Deposit Amount,

as security for the full and faithful performance of every provision of this Lease to be performed by Tenant.  Landlord shall hold the Security Check and not deposit the same until fifteen (15) Business Days have elapsed from the date of this Lease without Tenant delivering the Letter of Credit to Landlord.

(ii)           Tenant shall obtain the Letter of Credit complying in all respects with this Section 28 within fifteen (15) Business Days of the date hereof (the “Letter of Credit Delivery Date”) and Tenant’s failure to do so shall constitute a default hereunder.  If the Letter of Credit Delivery Date occurs and Tenant fails to deliver the Letter of Credit to Landlord, in addition to the other rights and remedies available to Landlord on account of such default, which can only be cured by the delivery the Letter of Credit complying in all respects with this Section 28, Landlord shall be immediately entitled to negotiate the Security Check and hold the proceeds as security for the full and faithful performance of every provision of this Lease to be performed by Tenant hereunder (the “Cash Security”).

(iii)           If Tenant obtains the Letter of Credit on or prior to the Letter of Credit Delivery Date, Landlord shall return the Security Check to Tenant within five (5) Business Days of receipt of the Letter of Credit.  If Tenant does not obtain the Letter of Credit on or prior to the Letter of Credit Delivery Date and as a result Landlord is holding a Cash Security, and Tenant thereafter tenders a Letter of Credit in compliance with all the terms and conditions of this Section 28, Landlord shall return the Cash Security to Tenant within ten (10) Business Date of Landlord’s receipt of the Letter of Credit.

(iv)           During such time that Landlord is holding the Cash Security, if an Event of Default shall occur and be continuing, Landlord shall have the right, at Landlord’s sole election, to withdraw from the Cash Security and apply the whole or any part of the proceeds thereof, as the case may be, (i) toward the payment of any Base Rent, Additional Rent, Tenant Electric Charge, Supplemental Electric Charge or any other item of Rent as to which Tenant is in default, (ii) toward any sum that Landlord may expend or be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of the Lease, including any damage, liability or expense (including reasonable attorneys’ fees and disbursements) incurred or suffered by Landlord, and (iii) toward any damage or deficiency incurred or suffered by Landlord in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord.  If any portion of the Cash Security is so used or applied, Tenant shall, within five (5) Business Days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Cash Security to the Security Deposit Amount and Tenant’s failure to do so shall be a default under this Lease.  Landlord shall not, unless otherwise required by law, be required to keep the Cash Security separate from Landlord’s general funds, nor pay interest to Tenant.  If Landlord is required by law to maintain said deposit in an interest bearing account, Landlord will retain the maximum amount permitted under applicable law as a bookkeeping and administrative charge.  In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Cash Security shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to filing of such proceedings.

                      (v)           In the event of a sale or leasing of the Real Property or the Building, Landlord shall transfer the Cash Security to the vendee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of the Cash Security.  Tenant shall look solely to the new landlord for the return of the Cash Security.  The provisions hereof shall apply to any subsequent transferees of Landlord.

                      (vi)           Tenant will not assign or encumber, or attempt to assign or encumber, its interest in the Cash Security and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance, or attempted assignment or attempted encumbrance.

29.           Miscellaneous Taxes.  Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, if nonpayment thereof shall give rise to a lien on the Premises, and when possible Tenant shall cause such fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord.  In the event any or all of Tenant’s fixtures, furnishing, equipment and other personal property, or upon Tenant’s occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s fixtures, furnishings, equipment or personal property.

30.           Brokerage Commission.  Except for any broker, agent or other person named below, Landlord and Tenant represent and warrant each to the other that each has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction.  Landlord hereby agrees to pay to CB Richard Ellis, Inc. (“Agent”) a leasing commission as set forth in that certain Property Management Agreement between Landlord and Agent, from which Agent shall pay a “co-op” leasing commission to CB Richard Ellis, Inc., attention Carl Eriksen (“Co-op Broker”) pursuant to an agreement between Agent and Co-op Broker.  Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.  The provisions of this Section 30 shall survive the termination of this Lease.

31.           Substitute Premises.  Landlord shall have the right at any time before the Commencement Date through the end of the Term of this Lease to substitute other Storage Space (at least equal to or greater than the area of the Storage Space) in the Building (the “Substitution Space”) for the Storage Space.

(a)           If Landlord desires to exercise such right prior to the start of any work within the Storage Space, upon notice to Tenant, Landlord shall designate as the Storage Space another part of the floor originally anticipated to be leased to Tenant or a part of any other floor(s) in the Office Complex that approximately correspond(s) to the Storage Space.  Such notice shall specify and designate the Substitution Space to substitute for the Storage Space.  Notwithstanding the substitution of space, all terms, covenants and conditions of this Lease shall remain and continue in full force and effect and shall apply to the Substituted Space.  If the Substituted Space contains more square footage than the Premises, the Base Rent and Supplemental Electric Charge shall be increased proportionately (provided that such Base Rent increase shall not be in excess of five percent (5%) of the Base Rent for the current Storage Space).

(b)           If Landlord desires to exercise such right after the start of any work within the Storage Space:

(i)           Landlord shall give Tenant at least sixty (60) days prior notice thereof specifying the effective date of such substitution, whereupon, as of such effective date: (x) the description of the leased Storage Space set forth in this Lease shall, without further act on the part of Landlord or Tenant, be deemed to be amended so that the Substitution Space shall, for all intents and purposes, be deemed to be the Storage Space hereunder, and all the terms, covenants, conditions, provisions and agreements of this Lease shall continue in full force and effect and shall apply to the Substitution Space except that if the Substitution Space contains more square footage than the current Storage Space, the Base Rent and Supplemental Electric Charge shall be increased proportionately (provided that such Base Rent increase shall not be in excess of five percent (5%) of the Base Rent immediately preceding such increase); and (y) Tenant shall move from the current Storage Space into the Substitution Space and shall vacate and surrender possession to Landlord of the current Storage Space, and if Tenant continues to occupy the current Storage Space after such effective date, then thereafter, during the period of occupancy, Tenant shall pay Rent for the current Storage Space at the rate set forth in this Lease, in addition to the Rent for the Substitution Space at the above-described rate.

(ii)           Tenant shall have the option either to accept possession of the Substitution Space in its “as is” condition as of such effective date or to require Landlord to alter the Substitution Space in the same manner as the present Storage Space were altered or were to be altered.  Such option shall be exercised by notice from Tenant to Landlord within ten (10) days after the aforesaid notice from Landlord to Tenant of such proposed relocation.  If Tenant fails to deliver to Landlord within such ten (10) day period notice of its election, or if Tenant is in default under any of the terms, covenants, conditions, provisions or agreements of this Lease, Tenant shall be deemed to have elected to accept possession of the Substitution Space in its “as is” condition.  If Tenant elects to require Landlord to alter the Substitution Space, then (x) Tenant shall continue to occupy the current Storage Space (upon all of the terms, covenants, conditions, provisions, and agreements of this Lease, including the covenant for the payment of Rent) until the date on which Landlord shall have Substantially Completed such alteration work in the Substitution Space, and (y) Tenant shall move from the current Storage Space into the Substitution Space immediately upon the date of such Substantial Completion by Landlord and shall vacate and surrender possession to Landlord of the current Storage Space on such date.  During the period of such Landlord’s alterations to the Substitution Space, Tenant shall pay Rent for the current Storage Space at the rate set forth in this Lease or if the Substitution Space contains more square footage than the current Storage Space, at such increased rate set forth in subsection (b)(i) above.  With respect to such alteration work in the Substitution Space, if Tenant shall make changes in the work and if such changes shall delay the work to be performed by Landlord, or if Tenant shall otherwise delay the Substantial Completion of Landlord’s work, the happening of such delays shall in no event postpone the date for the commencement of the payment of Rent for such Substitution Space, beyond the date on which such work would have been Substantially Completed but for such delay, and, in addition, Tenant shall continue to pay Rent for the current Storage Space at the rate set forth in this Lease until it vacates and surrenders the same as aforesaid.  Landlord at its discretion may substitute materials of like quality for the materials originally utilized.

(iii)           If Landlord exercises this relocation right, Landlord shall reimburse Tenant for Tenant’s reasonable out-of-pocket expenses for moving Tenant’s furniture, equipment, supplies and telephones and telephone equipment from the current Storage Space to the Substitution Space and for reprinting Tenant’s stationery of the same quality and quantity of Tenant’s stationery supply on hand immediately prior to Landlord’s notice to Tenant of the exercise of this substitution right.  If the Substitution Space contains more square footage than the current Storage Space, and if the current Storage Space were carpeted, Landlord shall supply and install an equal amount of carpeting of the same or equivalent quality and color.

32.           Hazardous Devices and Hazardous Materials.

(a)           Prohibition.  Except with the prior written consent of Landlord, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein.  Except for Hazardous Materials used in the ordinary course of business and in compliance with Requirements of Law, Tenant and its agents, employees, contractors and invitees shall not use, store, release, generate or dispose of or permit to be used, stored, released, generated or disposed of any Hazardous Materials on or in the Premises.

(b)           ISRA.  (i)                      If Tenant’s use of the Premises are or becomes subject to ISRA, Tenant shall, at Tenant’s own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder (“ISRA”) with respect to Tenant’s activities and any Hazardous Materials used or brought onto the Premises by Tenant or those holding by or through Tenant.  Tenant shall, at Tenant’s own expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation (the “Bureau”) of the New Jersey Department of Environmental Protection (“NJDEP”) as and when required under ISRA.  Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges or hazardous substances or wastes at the Property which occur during the Term of this Lease as a result of Tenant’s actions or inactions, or those of its employees, agents, licensees, invitees or contractors, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans.  At no expense to Landlord, Tenant shall promptly provide all information known to Tenant and requested by Landlord for preparation of NJDEP’s standard form of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord.

(ii)           If Tenant’s activities are not subject to ISRA, then Landlord shall, at Landlord’s own expense, comply with all requirements of ISRA, including without limitation, by making all submissions to, providing all information to, and complying with all requirements of the NJDEP or a licensed site remediation professional.  Should any investigation, clean up or other actions be required because of any Hazardous Materials that were not used, spilled or discharged at the Premises by Tenant or those holding by or through Tenant, then Landlord shall, at Landlord’s own expense, complete such actions, including without limitation, by preparing and submitting the required plans and financial assurances, and by carrying out the approved plans.

(c)           Indemnification.  (i)                                Tenant shall indemnify, defend and hold harmless Landlord, its agents, servants, employees, officers, directors, partners, trustees and designees, and any subsidiary, parent or affiliate corporation of any of them forever from and against any and all liability, claims, demands, causes of action, penalty, damage, charge, cost, expense, obligation, demand, suits, judgments or loss, including, but not limited to, any and all liability, claims, demands, causes of action, penalty, damage, charge, cost, expense, obligation, demand, suits, judgments or loss by any governmental authority, property owner or any other third person and any and all expenses, including reasonable attorneys’ fees, relating to any environmental liability resulting from (i) any Release of any Hazardous Materials at the Premises or emanating from the Premises to adjacent properties or the surrounding environment during the Term of this Lease caused by Tenant or those holding by or through Tenant; (ii) during the Term of this Lease, any generation, transport, storage, disposal, treatment or other handling of any Hazardous Materials at the Premises, including, but not limited to, any and all off-site transport, storage, disposal, treatment or other handling of any Hazardous Materials generated, produced, used and/or originating in whole or in part from the Premises that is caused by Tenant or those holding by or through Tenant; and (iii) any activities at the Premises during the Term of this Lease that in any way might be alleged to fail to comply with any Requirements of Law that is caused by Tenant or those holding by or through Tenant.

(ii)           Landlord shall indemnify, defend and hold harmless Tenant, its employees, officers, directors, partners, and trustees, and any subsidiary, parent, or affiliate of any of them, forever from and against any and all liability, claims, demands, causes of action, penalty, damage charge, cost, expense, obligation, suits, judgments or losses, including, but not limited to, any and all liability, claims, causes of action, penalties, damages, charges, costs, expenses, obligations, demands, suits, judgments or losses by any governmental authority, property owner or any other third person and any and all expenses, including reasonable attorneys fees, relating to any environmental liability resulting from (i) any Releases, spills, discharges or contamination by Hazardous Materials occurring or existing at, in or around the Property or Buildings prior to Tenant’s occupancy of the Premises, (ii) any generation, transport, storage, disposal, treatment or other handling of any Hazardous Materials by Landlord or its employees or agents, and (iii) any activities at the Property or Buildings by Landlord or its employees or agents that in any way fail to comply with any Requirements of Law.

(d)           Definitions.

(i)           “Hazardous Materials” shall mean any substance or waste containing hazardous substances, pollutants, and contaminants as those terms are defined in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.  Section 9601 et seq. and any substance similarly defined or identified in any other applicable federal or state laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment.  This definition includes friable asbestos and petroleum or petroleum-based products.

(ii)           “Requirements of Law” shall mean any applicable federal, state or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority having jurisdiction relating to the environment, health or safety.

(iii)           “Release” shall have the same meaning as in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.

(e)           Landlord Representations.  Landlord represents and warrants that (i) the Property and Buildings are in substantial compliance with all Requirements of Law, (ii) the Property and Buildings are not contaminated with any Hazardous Materials, including without limitation, any friable asbestos in violation of any Requirements of Law, (iii) the Property and Buildings are not subject to any investigations, proceedings or pending or threatened claims, demands, suits or judgments involving ISRA, Hazardous Materials or Requirements of Law, and (iv) the Property and Buildings are not subject to any engineering controls or institutional controls as such terms are defined under any of Requirements of Law.

33.           Exculpation.  This Lease is executed by certain members of Landlord, not individually, but solely on behalf of Landlord, and in consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord’s assets in the Office Complex for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of Landlord.

34.           Signs.  Tenant shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building any sign, notice, legend, direction, figure or advertisement, without Landlord’s prior written consent.  Landlord will, at the request of Tenant, maintain (a) a listing of the Tenant only on the directory located in the lobby of the Building; and (b) Building standard signage on the doorway leading to the Second Floor Premises or the wall adjacent to the entry door to the Second Floor Premises.  Landlord reserves the right to install and maintain a sign or signs on the exterior or interior of the Building.  Landlord represents that as of the date of this Lease, there is no tenant in the Office Complex that has monument signage.  Should Landlord grant comparably sized tenants in the Office Complex monument signage rights, Landlord shall make available to Tenant, Tenant’s proportionate share of any available monument signage.

35.           Locks.  No additional locks or similar devices shall be attached to any door or window without Landlord’s prior written consent.  Except for those keys provided by Landlord, no keys for any door shall be made.  If more than two keys for one lock are desired, Landlord will provide the same upon payment by Tenant.  All keys must be returned to Landlord at the expiration or termination of this Lease.  Tenant shall see that the doors and windows, if operable, of the Premises are closed and securely locked before leaving the Building.

36.           Employment.  Tenant shall not contract for any work or service that might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of Landlord and Tenant shall remove any laborer from the Premises shown to be incompatible with the Building employees immediately upon request from Landlord.

37.           Plumbing.  Tenant must observe strict care and caution that all water faucets and water apparatus are shut off before Tenant or its employees leave the Building to prevent waste or damage.  Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein.  Damage resulting to any such fixtures or appliances from misuse by Tenant shall be paid by Tenant and Landlord shall not in any case be responsible therefor.

38.           Certain Rights Reserved to Landlord.  Landlord reserves the following rights:

(a)           To name the Building and to change the name or street address of the Building;

(b)           To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used on the Premises or in the Building;

(c)           On reasonable prior notice to Tenant, to exhibit the Premises to prospective tenants during the last twelve (12) months of the Term, and to exhibit the Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Property and to others having a legitimate interest at any time during the Term; and

(d)           To install vending machines of all kinds in the Property, including, without limitation, the Premises, and to provide mobile vending service therefor, and to receive all of the revenue derived therefrom; provided, however, that no vending machines shall be installed by Landlord in the Premises nor shall any mobile vending service be provided therefor, unless Tenant so requests.

39.           Miscellaneous.

(a)           No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord’s consent is required.

(b)           The term “Landlord” as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (or ground lessor, as the case may be) for the time being of the Premises.  If the Premises or the underlying lease, if any, be sold or transferred, the seller thereof shall be automatically and entirely released of all covenants and obligations under this Lease from and after the date of conveyance or transfer, provided the purchaser on such sale has assumed and agreed in writing to carry out all covenants and obligations contained in this Lease to be performed on the part of Landlord hereunder, it being hereby agreed that the covenants and obligations, contained in this Lease to be performed on the part of Landlord hereunder shall be binding upon Landlord, its successors and assigns, only during their respective successive period of ownership.

(c)           It is understood that Landlord may occupy portions of the Building in the conduct of Landlord’s business.  In such event, all references herein to other tenants of the Building shall be deemed to include Landlord as occupant.

(d)           All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions” as well as “covenants” as though the words specifically expressing or implying covenants and conditions were used in each separate instance.

(e)           This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this provision shall in no manner enlarge Tenant’s rights of assignment, which right of assignment has been restricted under the foregoing provisions of this Lease.

(f)           Tenant hereby irrevocably (a) consents and irrevocably submits to the jurisdiction of any Federal, state, county or municipal court sitting in the State of New Jersey in Morris County in respect to any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Lease; (b) irrevocably waives personal service of any summons and complaint and consents to the service upon it of process in any such action or proceeding by mailing of such process to Tenant at the address set forth herein and hereby irrevocably also designates Greenbaum Rowe Smith & Davis LLP, 99 Wood Avenue South, Iselin, New Jersey 08830, Attention:  Steven C. Delinko, Esq., to accept service of any process on Tenant’s behalf and hereby agrees that such service shall be deemed sufficient; (c) waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings including any claim of forum non conveniens pursuant to any rule of common law and/or any applicable statute; (d) agrees that the laws of the State of New Jersey shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New Jersey; and (e) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.  Tenant further irrevocably agrees that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State of New Jersey in Morris County.

(g)           AS A FURTHER INDUCEMENT TO LANDLORD TO ENTER INTO THIS LEASE AND IN CONSIDERATION HEREOF, TENANT, BY EXECUTION AND DELIVERY OF THIS LEASE, HEREBY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE, ARISING ON, UNDER OR BY REASON OF OR RELATING TO, THIS LEASE OR ANY AGREEMENT COLLATERAL HERETO.

(h)           Tenant acknowledges that its possession, use and peaceful enjoyment of the Premises is conditioned upon Tenant’s timely performing all of its obligations hereunder, including but not limited to the payment of all Base Rent.  In consideration thereof, Tenant hereby waives its right under N.J.S.A. 2A: 18-60 or other similar statutes to remove any action for non-payment of Base Rent brought by Landlord or its managing agent pursuant to N.J.S.A. 2A:18-53 to another court.  Any other matter mentioned in any such action brought by Landlord under the latter statute shall not waive Landlord’s or Tenant’s right to bring a separate action in the proper court for monies due and owing either party hereunder; nor shall Landlord be prohibited from instituting a dispossess action far nonpayment of monies other than Base Rent.

40.           Relationship of Parties.  Any intention to create a joint venture, partnership or principal and agent relationship between the parties hereto is hereby expressly disclaimed.  This Lease shall create the relationship of landlord and tenant between Landlord and Tenant.

41.           Gender and Number.  Whenever words are used herein in any gender, they shall be construed as though they were used in the gender appropriate to the context and the circumstances, and whenever words are used herein in the singular or plural form, they shall be construed as though they were used in the form appropriate to the context and the circumstances.

42.           Topic Headings.  Headings and captions in this Lease are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor constitute any part of this Lease and are not to be considered in the construction of this Lease.

43.           Counterparts.  If Landlord or Landlord’s agent offers this Lease to Tenant, such offer is made subject to Landlord’s acceptance and approval.  Notwithstanding Tenant’s execution of this Lease, Tenant acknowledges that this Lease Agreement shall not be binding upon Landlord until such time as Landlord approves and executes this Lease, and Tenant receives a counterpart.  If Tenant does not receive a fully executed counterpart of this Lease from Landlord within thirty (30) days of submission of its signature pages to Landlord or its attorney, Landlord shall return to Tenant such signature pages and any payments made or Letter of Credit given by Tenant in connection with Lease execution neither party shall thereafter have any obligation to the other.  The parties may execute several copies of this Lease.  All copies of this Lease bearing signatures of the parties shall constitute one and the same Lease, binding upon all parties.  The parties may exchange counterpart signatures by facsimile or electronic transmission and the same shall constitute delivery of this Lease with respect to the delivering party.  If a variation or discrepancy among counterparts occurs, the copy of this Lease in Landlord’s possession shall control.

44.           Entire Agreement.  This Lease contains the entire understanding between the parties and supersedes any prior understanding or agreements between them respecting the subject matter.  No representations, arrangement, or understandings except those fully expressed herein, are or shall be binding upon the parties.  No changes, alterations, modifications, additions or qualifications to the terms of this Lease shall be made or be binding unless made in writing and signed by each of the parties.

45.           Recording.  The parties agree that neither this Lease nor any memorandum thereof shall be recorded.

46.           Governing Law; Invalidity of any Provisions.  This Lease shall be subject to and governed by the internal laws of the state in which the Premises are located without regard to principles of conflicts of laws.  If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the other terms of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

47.           Failure to Give Possession.  Tenant waives any right to rescind this Lease under any applicable law and further waives the right to recover any damages that may result from Landlord’s failure for any reason to deliver possession of the Premises on the date set forth in Section 2 for the commencement of the Term.  If Landlord is unable to give possession of the Premises on the date set forth in Section 2 for the commencement of the Term, and provided that

Tenant is not responsible for such inability to give possession, the Commencement Date shall be deemed to be the date upon which Landlord shall deliver possession of the Premises to Tenant.  No such failure to give possession on the date set forth in Section 2 for the commencement of the Term shall in any way affect the validity of this Lease or the obligations of Tenant hereunder or give rise to any claim for damages by Tenant or claim for rescission of this Lease, nor shall the same be construed in any way to extend the Term except as specifically set forth in Section 5 of Exhibit D.

48.           Renewal Option.  b)                                           Subject to the provisions of this Section 48, Tenant shall have the right (the “Renewal Option”) to extend the Term of this Lease for two (2) additional terms of five (5) years each (each, a “Renewal Term”).  The first Renewal Term shall commence, if at all, at 12:00 A.M. on the day immediately following the original Termination Date, and shall expire at 11:59 P.M. on the fifth (5th) anniversary of the original Termination Date or on such earlier date upon which this Lease may be terminated as provided elsewhere in this Lease.  The second Renewal Term shall commence, if at all, at 12:00 A.M. on the day immediately following the termination date of the first Renewal Term, and shall expire at 11:59 P.M. on the fifth anniversary of the termination date of the first Renewal Term, or on such earlier date upon which this Lease may be terminated as provided elsewhere in this Lease.  Each Renewal Option may be exercised only by Tenant giving Landlord written notice (the “Renewal Notice”) of Tenant’s intention to renew this Lease pursuant to this Section 48 not later than twelve (12) months prior to the then applicable Termination Date.  Such Renewal Notice shall be deemed properly given only if on the date that Tenant shall exercise the Renewal Option (the “Exercise Date”):  (i) this Lease is in full force and effect, (ii) a default on Tenant’s part has not occurred and is not continuing, and (iii) Tenant shall be in actual and physical occupancy of the entire Premises for its own use.  Time is of the essence with respect to the giving of the Renewal Notice by Tenant to Landlord.

(b)           Intentionally omitted.

(c)           If Tenant shall exercise the Renewal Option in accordance with the provisions of this Section 48, then this Lease shall be extended for the Renewal Term upon all of the terms, covenants and conditions contained in this Lease, except that: (a) during the Renewal Term, the Base Rent shall be ninety five percent (95%) of the then fair annual Market Rental Value of the Premises on the applicable Termination Date, determined as provided in Section 48(d), (b) from and after the Exercise Date (but subject to the provisions of Section 48(b), all references to “Termination Date” shall be deemed to refer to the last day of the applicable Renewal Term, and all references to the “Term” shall be deemed to include the applicable Renewal Term; (c) Tenant shall have no further right or option to renew this Lease or the Term hereof beyond the second Renewal Term; and (d) all provisions of this Lease concerning the performance by Landlord of any work, and the grant by Landlord of any monetary contribution, rent abatement or rent credit in connection with Tenant’s initial occupancy of the Premises shall be deemed deleted.

(d)           The term “Market Value Rent” shall mean the annual fair market rental value of the Premises as of the Termination Date, taking into consideration all relevant factors and concessions, if any, that would customarily be considered in making such determination with respect to five (5) year renewals of existing leases in first-class office buildings in Morris County, New Jersey.

(e)           The initial determination of Market Value Rent shall be made by Landlord.  Landlord shall give notice (the “MVR Notice”) to Tenant of Landlord’s initial determination of the Market Value Rent not later than sixty (60) days prior to the then applicable Termination Date.  Notwithstanding that the Termination Date shall not yet have occurred, such initial determination of Market Value Rent shall be final and binding in fixing the Market Value Rent, unless, within fifteen (15) days after Landlord shall have given the MVR Notice to Tenant, Landlord shall receive a notice from Tenant (the “MVR Objection Notice”): (i) advising Landlord that Tenant disagrees with the initial determination of Market Value Rent set forth in the MVR Notice, and (ii) proposing a specific alternative Market Value Rent, which shall have been determined in good faith by Tenant.  If Landlord and Tenant shall fail to agree upon the Market Value Rent within fifteen (15) days after Landlord shall have received the MVR Objection Notice, then Landlord and Tenant each shall give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice.  If either party shall fail to give notice of such designation within ten (10) days after the expiration of such fifteen (15) day period, then the first arbitrator chosen shall make the determination alone.  If two (2) arbitrators shall have been designated, such two (2) arbitrators shall, within fifteen (15) days following the designation of the second arbitrator, make their determinations of Market Value Rent in writing and give notice thereof to each other and to Landlord and Tenant.  Such two arbitrators shall have fifteen (15) days after the receipt of notice of each other’s determinations to confer with each other and to attempt to reach agreement as to the determination of Market Value Rent.  If such two (2) arbitrators shall agree as to the determination of the Market Value Rent, such amount shall be final and binding upon Landlord and Tenant.  If such two (2) arbitrators shall fail to agree by the end of such fifteen (15) day period, then such two arbitrators shall designate a third arbitrator.  If the two (2) arbitrators fail to agree upon the designation of such third arbitrator within ten (10) days after the expiration of such fifteen (15) day period, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction for the designation of the third arbitrator.  The third arbitrator shall, within twenty (20) days after his or her designation, choose one of the determinations of the two arbitrators originally selected by the parties, and that choice by the third arbitrator shall be binding upon Landlord and Tenant.  All arbitrators shall be real estate appraisers or consultants who have had at least ten (10) years continuous experience in the business of appraising first-class office buildings in Morris County, New Jersey.  Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 48, as well as the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section.  The parties shall share equally all other expenses and fees of any such arbitration, including the fees and expenses of the third arbitrator.  The determination rendered in accordance with the provisions of this Section 48(e) shall be final and binding in fixing the Market Value Rent.  The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease.

(f)           If the Market Value Rent shall not have been determined prior to the commencement of the Renewal Term, then until the Market Value Rent and, accordingly, the Base Rent, shall have been finally determined, the Base Rent for and during the Renewal Term initially shall be equal to the Market Value Rent proposed by Landlord.  Upon final determination of the Market Value Rent, an appropriate adjustment to the Base Rent shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall refund (via credit against the next installment of Rent due) or pay to the other any overpayment or deficiency, as the case may be, in the payment of Base Rent from the commencement of the Renewal Term to the date of such final determination.

49.           Termination Option.

(a)           Tenant shall have the one time option (the “Termination Option”) to elect to terminate the Term and estate granted by this Lease effective as of the five (5) year anniversary of the Base Rent Commencement Date (the “Early Termination Date”).  Tenant shall exercise the Termination Option, if at all, only by (a) giving to Landlord irrevocable written notice (the “Early Termination Notice”) not later than the four (4) year anniversary of the Base Rent Commencement Date, as to which date time is of the essence, and (b) concurrently with the giving of the Early Termination Notice, delivering to Landlord the Termination Payment.  If, for any reason, Tenant shall fail to timely pay the Termination Payment (as to which payment time is of the essence), Tenant shall no longer have any right to terminate this Lease pursuant to this Section 49.  The Termination Payment shall be paid by official bank check or certified check payable to the order of Landlord drawn upon a bank that is a member of the New York Clearing House Association, or any other commercial bank reasonably acceptable to Landlord or shall be made by wire transfer to an account designated by Landlord.  The term “Termination Payment” shall mean One Hundred Twenty Two Thousand Five Hundred Seventy One and 59/100 U.S. Dollars ($122,571.59).

(b)           If Tenant shall timely give the Early Termination Notice and timely make the Termination Payment, the Term of this Lease with respect to the Premises (unless the same shall have expired sooner pursuant to any of the other provisions of the Lease or pursuant to law) shall terminate on the Early Termination Date with the same effect as if the Early Termination Date were the Termination Date and provided that Tenant shall vacate the Premises in accordance with the Early Termination Notice, the Rent with respect to the Premises shall be apportioned as of the Early Termination Date.

(c)           Anything in this Section 49 to the contrary notwithstanding, if a default on Tenant’s part shall have occurred and be continuing on the date on which Tenant gives the Early Termination Notice or on the Early Termination Date, then, at Landlord’s sole option, Tenant’s exercise of the Termination Option shall be null and void and the Lease shall continue in full force and effect for the remainder of the Term, in which event Landlord shall promptly return to Tenant any Termination Payment theretofore made by Tenant to Landlord.

(d)           The rights in this Section 49 are personal to PDI, Inc. or any Related Entity and shall not be exercisable by any person other than PDI, Inc. or any Related Entity.

50.           Conference Room.  Landlord shall construct a training and conference room in the Office Complex (the “Conference Facility”) for accommodation of at least thirty (30) people to be part of the Common Area, for Tenant’s use in common with the other tenants in the Office Complex by May 1, 2010.  The Conference Facility will be available to all tenants in the Office Complex on a “first come first served” basis and all reservations for the Conference Facility must be made with the property manager for the Office Complex.  Tenant shall abide by such reasonable rules and regulations as Landlord may impose on the use of the Conference Facility from time to time.  Landlord reserves the right to relocate the Conference Facility and/or discontinue the Conference Facility as an amenity in the Office Complex due to lack of use thereof by the tenants.

51.           Satellite Dish65.           .  Landlord grants to Tenant the right to erect, install and maintain a satellite dish (the “Satellite Dish”) covering no greater than twenty (20) square feet on the roof of the Building (the “Satellite Premises”) throughout the term of the Lease, as extended or renewed pursuant to the terms of this Lease, subject to the following terms and conditions:

(a)           Tenant shall provide, install, maintain, operate and remove the Satellite Dish at its sole cost and expense.

(b)           The Satellite Dish shall be an 18 inch model with a non-penetrating and cushioned ballast frame.  The Satellite Dish shall be located near the center of the roof, and shall not be visible from the ground. The installation of the Satellite Dish shall not cause any excess structural stress affecting the load-bearing capacity of the roof.  Landlord reserves the right to require Tenant to relocate the Satellite Dish to an alternate location during the term of this Lease.

(c)           The Satellite Dish shall be installed on the roof of the Building in accordance with the plans and specifications to be prepared by Tenant and subject to the prior approval of Landlord and all Governmental Authorities having jurisdiction, including, without limitation, the Federal Communication Commission.  The exact location of the Satellite Dish, the method of installation, and the location and securing of all wire connections between the Satellite Dish and the Premises, shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld or delayed).

(d)           The Satellite Dish shall be installed by contractors pre-approved by Landlord (which approval shall not be unreasonably withheld or delayed), in good and worker-like and it accordance with the reasonable directions of Landlord relative thereto.  Tenant and/or its contractors shall provide all appropriate insurance for such installation, including, but not limited to workers compensation insurance. Tenant’s installation and removal of the Satellite Dish shall comply with the terms of Article 6 hereof.

(e)           All permits and approvals required to erect, install and maintain the Satellite Dish shall be obtained by Tenant and furnished to Landlord prior to installation.

(f)           In no event shall the installation of the Satellite Dish or any wiring penetrate the roof of the Buildings.

(g)           The Satellite Dish shall be designed, constructed, installed, maintained and operated in compliance with all applicable rules and regulations of the Federal Communication Commission, and all other applicable governmental construction and electrical codes and good engineering practices.

(h)           Any damage to the Building or other property of Landlord or any other tenant resulting from the installation or maintenance of the Satellite Dish shall be promptly repaired at Tenant’s sole cost and expense.

(i)           Tenant agrees that the Satellite Dish will operate in a band to be used for reception only.  The installation, maintenance and operation of the Satellite Dish shall not interfere with the present or future use of the Building by Landlord or any other tenant, nor shall it cause any radio, television or telephone interference, or cause signal interference to any communication equipment operating at the Building.  In the event any interference is caused by Tenant’s equipment, Tenant shall immediately remove the Satellite Dish at its sole cost and expense.

(j)           Landlord shall have no liability for any damage to, or caused by, the Satellite Dish.  Tenant indemnifies and agrees to hold Landlord and its successors harmless from any loss or damage that Landlord may sustain in connection with the Satellite Dish, including, without limitation, all liabilities, costs or expenses of any kind or nature incurred in connection with any claim or proceeding brought thereon and the defense thereof.

(k)           Tenant shall maintain throughout the term of this Lease, comprehensive liability insurance protecting Landlord, Landlord’s agents and any superior interest holder from any liability, damages, costs or expenses in connection with the installation, use or maintenance of the Satellite Dish, and shall supply the appropriate certificate of such insurance. Any increase in insurance cost resulting from the installation or maintenance of the Satellite Dish shall be paid by Tenant upon demand.

(l)           At Landlord’s request, the Satellite Dish shall be removed by Tenant by contractors pre-approved by Landlord, in a good and worker-like manner, upon the expiration or earlier termination of this Lease, at Tenant’s sole cost and expense.

(m)           Landlord agrees to reasonably cooperate with Tenant, at Tenant’s request and at Tenant’s sole cost and expense, to secure any permits that may be required for the Satellite Dish.

(n)           Landlord reserves the right as it may reasonably require to suspend the operation of the Satellite Dish for such reasonable time as Landlord may require in connection with the repair, maintenance and replacement of the roof.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, the parties have executed this Lease by their respective duly authorized representatives as of the day and year first above written.

LANDLORD:

OTR-MCC LLC, a Delaware limited liability company

By:  OTR-MCC, Inc., its Managing Member

By:           /s/ Matthew J. Vulanich
Name:  Matthew J. Vulanich
Title:  Vice President

TENANT:

PDI, INC., a Delaware corporation

By:           /s/ Jeffrey Smith
Name:  Jeffrey Smith
Title:  Chief Financial Officer

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